UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐ Soliciting Material Pursuant to §240.14a-12
GenCorp Inc.

(Name of Registrant as Specified In Its Charter)

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P O Box 537012 Sacramento, CA 95853-7012

March 2, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of GenCorp Inc., which will be held on March 25, 2009 at 9:00 a.m., Eastern Time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement. Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Accordingly, we ask that you please complete, sign, date and return the enclosed proxy card at your earliest convenience.

On behalf of the Board of Directors and the management of GenCorp Inc., I extend our appreciation for your continued support.

Very truly yours,

JAMES R. HENDERSON
Chairman of the Board

FREQUENTLY ASKED QUESTIONS
PROPOSAL 1 ELECTION OF DIRECTORS
2008 DIRECTOR COMPENSATION TABLE
REPORT OF THE AUDIT COMMITTEE
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
2008 GRANTS OF PLAN-BASED AWARDS
2008 OPTION/SARs EXERCISES AND STOCK VESTED
2008 PENSION BENEFITS
2008 NON-QUALIFIED DEFERRED COMPENSATION
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 APPROVAL OF THE COMPANY’S 2009 EQUITY AND PERFORMANCE INCENTIVE PLAN
EXHIBIT A

P O Box 537012 Sacramento, CA 95853-7012

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On March 25, 2009

March 2, 2009

To the Shareholders of GenCorp Inc.:

The 2009 annual meeting of shareholders (Annual Meeting) of GenCorp Inc., an Ohio corporation (GenCorp or the Company), will be held on March 25, 2009 at 9:00 a.m. local time at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York, for the following purposes:

1.	To elect seven directors to our Board of Directors to serve until the 2010 annual meeting of shareholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending November 30, 2009;

3.	To approve the 2009 Equity and Performance Incentive Plan; and

4.	To consider and act on such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

This Notice of Annual Meeting and Proxy Statement and the enclosed proxy card are first being sent on or about March 2, 2009 to each holder of record of GenCorp common stock, par value $0.10 per share, at the close of business (5:00 p.m. Eastern time) on January 29, 2009. Only shareholders of record at the close of business on January 29, 2009 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Shareholders of record may vote their shares by completing and returning the enclosed proxy card. Most shareholders also have the option of voting their shares via the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card or included with your proxy materials. If your shares are held in the name of a bank, broker or other holder of record, please follow their procedures as described in the voting form they send to you. By completing, signing, dating and returning the accompanying proxy card, you will revoke any proxy that may have been previously returned. You may revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement. Only your latest dated proxy will count.

By Order of the Board of Directors,

KATHLEEN E. REDD
Vice President,
Chief Financial Officer
and Secretary

PO Box 537012 Sacramento, CA 95853-7012

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On March 25, 2009

FREQUENTLY ASKED QUESTIONS

The Board of Directors (the Board) of GenCorp Inc., an Ohio corporation (GenCorp or the Company) solicits the enclosed proxy for use at the Company’s 2009 annual meeting of shareholders (the Annual Meeting) to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York on March 25, 2009 at 9:00 a.m. local time. This Proxy Statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about the Company’s Directors and executive officers.

WHY DID I RECEIVE THIS PROXY STATEMENT?

The Board is soliciting your proxy to vote at the Annual Meeting because you were a shareholder of the Company’s common stock, par value $0.10 per share (Common Stock), at the close of business (5:00 p.m. Eastern time) on January 29, 2009, (the Record Date) and therefore you are entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying proxy card are being made available to shareholders beginning on or about March 2, 2009. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

WHAT AM I VOTING ON?

You are voting on the following items of business at the Annual Meeting:

•	The election of seven directors to our Board (the Board’s nominees are: Thomas A. Corcoran; James R. Henderson; Warren G. Lichtenstein; David A. Lorber; James H. Perry; Martin Turchin; and Robert C. Woods) to serve until the 2010 annual meeting of shareholders and until their respective successors have been duly elected and qualified;

•	The ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as independent auditors for the fiscal year ending November 30, 2009;

•	The approval of the 2009 Equity and Performance Incentive Plan; and

•	Any other matter that may properly be brought before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

Shareholders of record as of the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD?

The Board recommends that you vote your shares “FOR” each of the Board’s seven nominees standing for election to the Board, and “FOR” the ratification of PwC as the Company’s independent auditors, and “FOR” the approval of the 2009 Equity and Performance Incentive Plan.

HOW DO I VOTE?

It is important that your shares are represented at the Annual Meeting whether or not you attend the meeting in person. To make sure that your shares are represented, we urge you to vote as soon as possible.

If you are a registered shareholder, there are four ways to vote:

•	By calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded;

•	By going to the Internet web site indicated on your proxy card. Confirmation that your voting instructions have been properly recorded will be provided;

•	By signing, dating and returning the accompanying proxy card; or

•	By written ballot at the Annual Meeting.

Your shares will be voted as you indicate. If you return your proxy card and do not indicate your voting preferences, the appointed proxies (Kathleen E. Redd and J. Scott Neish) will vote your shares FOR items 1, 2 and 3. If your shares are owned in joint tenancy, all joint owners must vote by the same method. If joint owners vote by mail, all of the joint owners must sign the proxy card. If you are a registered shareholder and you vote by telephone or via the Internet, you do not need to return your proxy card. Votes submitted by shareholders of record via the Internet or by telephone must be received by 11:59 p.m. Eastern time on March 20, 2009.

If your shares are held in a brokerage account in your broker’s name, please follow the voting directions provided by your broker or nominee. You may sign, date and return a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone, or the Internet, your broker or nominee will vote your shares as you have directed.

At the Annual Meeting, written ballots will be available to anyone who wishes to vote in person. If you hold your shares in a brokerage account, you must request a legal proxy from your broker or other nominee to vote at the Annual Meeting.

If your shares are held through the GenCorp Retirement Savings Plan, please follow the voting directions provided by Fidelity Management Trust Company, the Plan’s Trustee. You may sign, date and return a voting instruction card to the Trustee or submit voting instructions by telephone or the Internet. If you provide voting instructions by mail, telephone, or the Internet, the Trustee will vote your shares as you have directed (or not vote your shares, if that is your direction). If you do not provide voting instructions, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received voting instructions. You must submit voting instructions to the Plan Trustee by no later than March 20, 2009 at 11:59 p.m. Eastern time in order for your shares to be voted as you have directed by the Trustee at the Annual Meeting. Plan participants may not vote their Plan shares in person at the Annual Meeting.

MAY I ATTEND THE MEETING?

All shareholders and properly appointed proxy holders may attend the Annual Meeting. Shareholders who plan to attend must present valid photo identification. If you hold your shares in a brokerage account, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company on the Record Date, or a legal proxy from your broker or nominee. A legal proxy is required if you hold your shares in a brokerage account and you plan to vote in person at the Annual Meeting. Shareholders of record will be verified against an official list available at the Annual

Meeting. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with the Company’s transfer agent, the BNY Mellon Shareowner Services, you are considered, with respect to those shares, the “shareholder of record.” The Proxy Statement, Annual Report and proxy card have been made available directly to shareholders of record by the Company. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in that account. The proxy materials will be forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial holder, you have the right to direct your broker, bank or nominee how to vote and you are also invited to attend the Annual Meeting. However, since you are not a shareholder of record, you may only vote your shares at the Annual Meeting if you bring a legal proxy from your broker, bank or nominee. Your broker, bank or nominee will enclose a voting instruction card to use in directing the broker, bank or other nominee on how to vote your shares.

WHAT ARE BROKER NON-VOTES AND HOW ARE THEY COUNTED?

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the Annual Meeting. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange (NYSE). On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on a voting matter. For these reasons, please promptly vote by telephone, by Internet, or sign, date and return the voting instruction card your broker or nominee has enclosed, in accordance with the instructions on the card.

MAY I CHANGE MY VOTE?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Returning a later-dated, signed proxy card;

•	Sending written notice of revocation to the Company, c/o the Secretary;

•	Submitting a new, proper proxy by telephone, Internet or paper ballot, after the date of the earlier voted proxy; or

•	Attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Directors are elected by a plurality of the votes cast at the Annual Meeting. Votes cast for a nominee will be counted in favor of election. Abstentions and broker non-votes will not count either in favor of, or against, election of a nominee. Proxies cannot be voted for a greater number of persons than the number of Directors set by the Board for election. The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is necessary to approve Proposals 2 and 3, the ratification of the appointment of the Company’s independent auditors and approval of the 2009 Equity and Performance Incentive Plan, respectively. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposals 2 and 3.

DO SHAREHOLDERS HAVE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS?

No. Shareholders do not have cumulative voting rights with respect to the election of Directors.

WHAT CONSTITUTES A QUORUM?

As of the Record Date, 58,421,774 shares of Common Stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter will be included at the Annual Meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given as to matters to be voted upon will be included at the Annual Meeting for quorum purposes.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card to vote by telephone or Internet.

WHAT IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER?

If you share an address with another shareholder, you may receive only one set of proxy materials (including this Proxy Statement and the Company’s 2008 Annual Report on Form 10-K) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact us at the address set forth below. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may contact us at the below address to request delivery of a single copy of these materials.

WHAT IS THE COMPANY’S INTERNET ADDRESS?

The Company’s Internet address is www.GenCorp.com. You can access this Proxy Statement and the Company’s 2008 Annual Report on Form 10-K at this Internet address. The Company’s filings with the Securities and Exchange Commission (the SEC) are available free of charge via a link from this address. Copies are also available in print to any shareholder or other interested person who requests them by writing to Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742).

WILL ANY OTHER MATTERS BE VOTED ON?

As of the date of this Proxy Statement, our management knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of the shareholders, validly executed proxies in the enclosed form will be voted in accordance with the recommendation of the Board.

WHO PAYS THE SOLICITATION EXPENSES FOR THIS PROXY STATEMENT AND RELATED COMPANY MATERIALS?

The Company does. The Company has retained Innisfree M&A Incorporated for a fee of $15,000 plus reimbursement of normal expenses as its proxy solicitor to solicit proxies on its behalf in connection with the Annual Meeting. Innisfree may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries.

ARE THERE DISSENTER’S OR APPRAISAL RIGHTS?

The Company’s shareholders are not entitled to dissenter’s or appraisal rights under Ohio law in connection with any of the Proposals.

WHO SHOULD I CALL IF I HAVE ANY QUESTIONS?

If you have any questions, or need assistance voting, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated
Shareholders Call Toll Free: 877-456-3427
Banks and Brokers Call Collect: 212-750-5833

Shareholders who wish to receive a separate written copy of this Proxy Statement, or the Company’s Annual Report on Form 10-K, now or in the future, should submit their written request to Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742).

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Amended Code of Regulations provides for a Board of not less than seven or more than seventeen Directors, and authorizes the Board to determine from time to time the number of Directors within that range that will constitute the Board by the affirmative vote of a majority of the members then in office. The Board has fixed the number of Directors to be elected at the Annual Meeting at seven.

The Board has proposed the following nominees for election as Directors at the Annual Meeting: Thomas A. Corcoran; James R. Henderson; Warren G. Lichtenstein; David A. Lorber; James H. Perry; Martin Turchin; and Robert C. Woods. Each nominee elected as a Director will continue in office until the next annual meeting of shareholders at which his successor has been elected, or until his resignation, removal from office, or death, whichever is earlier.

The Board recommends a vote FOR the election of these Nominees as Directors.

Set forth below are the names and ages of the nominees for Directors and their principal occupations at present and for the past five years. There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected. No family relationships exist between any Directors or executive officers, as such term is defined in Item 402 of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended (the Exchange Act). The information concerning the nominees set forth below is given as of December 31, 2008.

THOMAS A. CORCORAN
Director since 2008

Mr. Corcoran has been a Senior Advisor of The Carlyle Group, a private equity investment firm, and the President of Corcoran Enterprises, LLC, a management consulting company, since 2001. Previously Mr. Corcoran was also the President and Chief Executive Officer (CEO) of Gemini Air Cargo, Inc., a cargo airline owned by The Carlyle Group, from 2001 to 2004. Prior to that, Mr. Corcoran was President and CEO of Allegheny Teledyne Incorporated, a specialty metals producer from 1999 to 2000. Prior to that, Mr. Corcoran was President and Chief Operating Officer of Lockheed Martin’s Electronics and Space Sectors from 1993 to 1999. Mr. Corcoran began his career in 1967 at General Electric Company in various positions. In 1990, Mr. Corcoran was elected a corporate officer and rose to the number two position in G.E. Aerospace as Vice President and General Manager of G.E. Aerospace Operations. Mr. Corcoran is a director with three US listed public companies; L-3 Communications Holdings, Inc. (Chairman of the Board and Audit Committee member), REMEC, Inc. and LaBarge, Inc. (Audit Committee member). Mr. Corcoran is also a director with Aer Lingus, Ltd. based in Dublin, Ireland and Serco, Ltd. based in Surry, UK. Mr. Corcoran serves as a director of American Ireland Fund, on the board of trustees of Stevens Institute of Technology and is a trustee emeritus at Worcester Polytechnic Institute. Mr. Corcoran currently serves as a member of the Organization & Compensation Committee (the Compensation Committee). Age 64.

JAMES R. HENDERSON
Director since 2008

Mr. Henderson is a Managing Director and operating partner of Steel Partners LLC (Partners LLC), a global management firm, which is the manager of Steel Partners II, L.P., a private investment partnership (Steel Partners), Steel Partners II Master Fund L.P. (SPII Master) and WebFinancial L.P. (Web L.P.). He has been associated with Partners LLC and its affiliates since August 1999. Web L.P. is a diversified holding company with interests in a variety of businesses, including industrial products, energy, aerospace and defense, banking, insurance and food and beverage. Mr. Henderson has been the Executive Vice President of SP Acquisition Holdings, Inc., a company formed for the purpose of acquiring one or more businesses or assets (SP Acquisition), since February 2007. He has been a director of Point Blank Solutions, Inc., a designer and manufacturer of protective body armor, since August 2008. Mr. Henderson has been a director of Del Global Technologies Corp., a designer and manufacturer of medical imaging and diagnostic systems, since November 2003. He has been a director of BNS Holding, Inc., a holding company that owns the majority of Collins Industries, Inc., a manufacturer of school buses, ambulances and terminal trucks, since June 2004. Mr. Henderson has been a director of SL Industries, Inc., a designer and manufacturer of power electronics, power motion equipment, power protection equipment, and teleprotection and specialized communication equipment (SL Industries), since January 2002. He was a director of Angelica Corporation, a provider of healthcare linen management services, from August 2006 to August 2008. Mr. Henderson was a director and CEO of Web L.P.’s predecessor entity, from June 2005 to April 2008, President and Chief Operating Officer from November 2003 to April 2008, and was the Vice President of Operations from September 2000 through December 2003. He was also the CEO of WebBank, a wholly-owned subsidiary of Web L.P., from November 2004 to May 2005. He was a director of ECC International Corp., a manufacturer and marketer of computer controlled simulators for training personnel to perform maintenance and operation procedures on military weapons, from December 1999 to September 2003 and was acting CEO from July 2002 to March 2003. Mr. Henderson has been the President of Gateway Industries, Inc., a provider of database development and web site design and development services, since December 2001. From January 2001 to August 2001, he was President of MDM Technologies, Inc., a direct mail and marketing company. Mr. Henderson currently serves as Chairman of the Board and Chairman of the Corporate Governance & Nominating Committee (the Corporate Governance Committee). Age 51.

WARREN G. LICHTENSTEIN
Director since 2008

Mr. Lichtenstein is CEO of Partners LLC. Mr. Lichtenstein has been associated with Partners LLC and its affiliates since 1990. Mr. Lichtenstein co-founded Steel Partners in 1993. He is also a Co-Founder of Steel Partners Japan Strategic Fund (Offshore), L.P., a private investment partnership investing in Japan, and Steel Partners China Access I LP, a private equity partnership investing in China. Mr. Lichtenstein has been the Chairman of the Board, President and CEO of SP Acquisition since February 2007. Mr. Lichtenstein was a director (formerly Chairman of the Board) of SL Industries from January 2002 to May 2008 and served as CEO from February 2002 to August 2005. Mr. Lichtenstein has served as Chairman of the Board of WHX Corporation, a diversified industrial products manufacturing company, since July 2005. He served as a director of KT&G Corporation, South Korea’s largest tobacco company, from March 2006 to March 2008. He was a director (formerly Chairman of the Board) of United Industrial Corporation, a company principally focused on the design, production and support of defense systems, which was acquired by Textron Inc., from May 2001 to November 2007. He served as a director of Web L.P.’s predecessor entity from 1996 to June 2005, as Chairman and CEO from December 1997 to June 2005 and as President from December 1997 to December 2003. Mr. Lichtenstein currently serves as a member of the Compensation Committee. Age 43.

DAVID A. LORBER
Director since 2006

Mr. Lorber is a Principal and Portfolio Manager at FrontFour Capital Group LLC, a hedge fund that he helped start, since 2007. Previously, Mr. Lorber served as Director and Senior Investment Analyst at Pirate Capital LLC, a hedge fund from 2003 to 2006. Prior to joining Pirate Capital LLC, Mr. Lorber was an Analyst at Vantis Capital Management LLC, a money management firm and hedge fund from 2001 to 2003 and an Associate at Cushman & Wakefield, Inc. from 2000 to 2001. Mr. Lorber also serves as a Director of International Aviation Terminals (IAT) Inc. and as a trustee for the IAT Air Cargo Facilities

Income Fund. Mr. Lorber currently serves as the Chairman of the Compensation Committee and as a member of the Audit Committee. Age 30.

JAMES H. PERRY
Director since 2008

Mr. Perry has served as a consultant to United Industrial Corporation, a leading provider of aerospace and defense systems and services, since 2007. Previously, Mr. Perry served as Vice President of United Industrial Corporation from 1998 to 2007, Chief Financial Officer (CFO) from 1995 to 2007, Treasurer from 1994 to 2005, and as Controller from 2005 to 2007. Mr. Perry served as CFO of the AAI Corporation a subsidiary of United Industrial Corporation from 2000 to 2007, as Treasurer from 2000 to 2005, and as Vice President from 1997 to 2007. Mr. Perry currently serves as Chairman of the Audit Committee and as a member of the Compensation Committee. Age 47.

MARTIN TURCHIN
Director since 2008

Mr. Turchin is a Vice-Chairman of CB Richard Ellis, the world’s largest real estate services company, a position he has held since 2003. Previously, Mr. Turchin served as a Vice-Chairman of a subsidiary of Insignia Financial Group, a real estate brokerage, consulting and management firm from 1996 to 2003. Prior to that, Mr. Turchin was a principal and Vice-Chairman of Edward S. Gordon Company, a real estate brokerage, consulting and management firm from 1985 to 1996. Mr. Turchin has been a director of Boston Properties, a real estate investment trust, for more than ten years. Mr. Turchin held various positions with Kenneth E. Laub & Company, Inc., a real estate company, where he was involved in real estate acquisition, financing, leasing and consulting from 1971 to 1985. Mr. Turchin also serves as a trustee for the Turchin Family Charitable Foundation. Mr. Turchin currently serves as a member of the Audit Committee and as a member of the Corporate Governance Committee. Age 67.

ROBERT C. WOODS
Director since 2006

Mr. Woods has been an Investment Banker at Cornerstone Capital Advisors (Cornerstone), a real estate investment bank, since 1987. Mr. Woods has also been a real estate developer for Palladian Partners (Palladian), a real estate development company since 1983. At both Cornerstone and Palladian, Mr. Woods’ experience includes developing and financing master planned communities. Previously, Mr. Woods was the Vice President of Development for the Cullen Center in Houston, Texas from 1982 to 1983, a Project Manager and Vice President of Development for Hines Interests LLC, a real estate development company from 1980 to 1983, a Project Manager for Trammell Crow, a real estate development company from 1979 to 1980. Mr. Woods was also a consulting professor of real estate finance at Stanford University from 2000 to 2005. Mr. Woods is a Chartered Financial Analyst. Mr. Woods currently serves as a member of the Audit Committee and as a member of the Corporate Governance Committee. Age 56.

The Board recommends that shareholders vote FOR each of these nominees as Directors by executing and returning the proxy card or voting by one of the other ways indicated thereon. Proxies solicited by the Board will be so voted unless shareholders specify otherwise.

Voting for Directors

The Company has no provision for cumulative voting in the election of Directors. Therefore, holders of Common Stock are entitled to cast one vote for each share held on the Record Date for each of the candidates for election. Directors are elected by a plurality of the votes cast at the Annual Meeting; however, the Board has adopted a majority vote policy. Pursuant to such policy, in an uncontested election, any nominee for Director who receives a greater number of votes “withheld” for his election than votes “for” such election (a Majority Withheld Vote) shall promptly tender his resignation after such election for consideration by the Corporate Governance Committee. Within 90 days thereafter, the Board, taking into account the recommendation of the Corporate Governance Committee, must determine whether to accept or reject the resignation. The Director that tendered the resignation shall not participate in the consideration or determination of whether to accept such resignation. The Board shall disclose by press release its decision to accept or reject the resignation and, if applicable, the reasons for rejecting the resignation. If a majority of the Corporate Governance Committee members receive a Majority Withheld Vote at the same election, then the independent Directors who did not receive a Majority Withheld Vote will appoint a committee of independent Directors to consider the resignation offers and recommend to the Board whether to accept or reject them.

Votes cast for a nominee will be counted in favor of election. Abstentions and broker non-votes will not count either in favor of, or against, election of a nominee. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the Board’s nominees, unless authorization to do so is withheld. Proxies cannot be voted for a greater number of persons than the number of Directors set by the Board for election. If, prior to the Annual Meeting, a nominee becomes unable to serve as a Director for any reason, the proxy holders reserve the right to substitute another person of their choice in such nominee’s place and stead. It is not anticipated that any nominee will be unavailable for election at the Annual Meeting.

Changes to Board Composition in 2008

Shareholder Agreement with Steel Partners

On February 13, 2008, Steel Partners, a beneficial owner of 8,034,059 shares of Common Stock as of January 1, 2009, filed a preliminary proxy statement with the SEC, indicating its intention to solicit proxies in favor of electing its director nominees for the 2008 annual meeting of shareholders. On March 5, 2008, the Company and Steel Partners entered into a second amended and restated shareholder agreement (the Shareholder Agreement) with respect to the election of Directors for the 2008 annual meeting of shareholders and certain other related matters.

Pursuant to the terms of the Shareholder Agreement, on March 5, 2008, the Board appointed James R. Henderson, Warren G. Lichtenstein and Martin Turchin (collectively, the New Directors). In addition, Terry L. Hall resigned as CEO and President of the Company, and as a member of the Board effective March 5, 2008.

2008 Annual Meeting Nominees

Also in accordance with the terms of the Shareholder Agreement, the Board agreed to decrease the size of the Board from eleven members to eight members effective immediately prior to the 2008 annual meeting of shareholders, with certain Directors then in office not standing for re-election. As required by the Shareholder Agreement, the Board nominated a slate of Directors for election at the 2008 annual meeting of shareholders consisting of James R. Henderson, Warren G. Lichtenstein, David A. Lorber, Todd R. Snyder, Martin Turchin, Timothy A. Wicks, Sheila E. Widnall, and Robert C. Woods.

Board Resignations

On May 15, 2008, Messrs. Wicks and Snyder and Dr. Widnall (collectively, the Resigning Directors) resigned as members of the Board. On May 16, 2008, the Board appointed James H. Perry to the Board. In addition, on September 24, 2008, the Board appointed Thomas A. Corcoran to the Board.

As a result of these changes to the Board, only Mr. Lorber and Mr. Woods served as Directors for all of fiscal year 2008. The table below provides the date upon which each of the Company’s current Directors and Nominees was first elected or appointed to the Board:

Name	Date of First Election
Thomas A. Corcoran	September 24, 2008
James R. Henderson	March 5, 2008
Warren G. Lichtenstein	March 5, 2008
David A. Lorber	March 31, 2006
James H. Perry	May 16, 2008
Martin Turchin	March 5, 2008
Robert C. Woods	March 31, 2006

The table below provides a list of other individuals who served as Directors during fiscal year 2008 including the date until which they served as Directors:

Name	Served as Directors Until
Charles F. Bolden Jr.	March 26, 2008
James J. Didion	March 26, 2008
Terry L. Hall	March 5, 2008
James M. Osterhoff(1)	March 26, 2008
Todd R. Snyder	May 15, 2008
Timothy A. Wicks(2)	May 15, 2008
Sheila E. Widnall	May 15, 2008

(1)	Mr. Osterhoff entered into a consulting arrangement effective with his termination in which he would receive $12,000 for providing consulting services per Audit Committee meeting after March 26, 2008. Mr. Osterhoff consulted for one Audit Committee meeting in fiscal year 2008.

(2)	Mr. Wicks also served as Chairman of the Board until his resignation.

These changes to the Board membership in 2008 resulted in a change in control as defined in the Company’s executive severance agreements in place between the Company and certain of its senior executive officers (the 2008 Change in Control). The effect of this change in control is described more fully on page 43 under the section entitled Potential Payments upon Termination of Employment or Change in Control.

Retirement Policy

Under the Board’s retirement policy, a Director’s term of office normally expires at the annual meeting of shareholders following his 70th birthday. The Board’s retirement policy also provides that the Board may waive immediate compliance with the policy and request that a Director postpone his retirement until a subsequent date.

Meetings of the Board

The Board held fourteen meetings during fiscal year 2008. All of the Directors who served during fiscal year 2008 attended at least 75% of the regularly scheduled and special meetings of the Board and Board committees on which they served and to which they were invited in fiscal year 2008. All of the

Board’s nominees for election at the Annual Meeting are expected to attend the Annual Meeting. All but one of the Directors nominated for election at the 2008 annual meeting of shareholders were present at such meeting.

Meetings of Non-Employee Directors

Non-employee Directors meet in executive session as part of each regularly scheduled Board meeting. In 2008, the Chairman of the Board, presided at all such executive sessions. In the event of the Chairman’s absence, a non-employee Director would have been chosen on a rotating basis.

Determination of Independence of Directors

The Board has determined that to be considered independent, a Director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a Director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders. In making its assessment of independence, the Board considers any and all material relationships not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has or has had an affiliation, or those relationships which may be material, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board also considers whether a Director was an employee of the Company within the last five years. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent Director,” including those set forth in pertinent listing standards of the NYSE as in effect from time to time. The NYSE’s listing standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the company, or its subsidiaries or affiliates, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company or its subsidiaries or affiliates. In accordance with the NYSE listing standards, the Board has affirmatively determined that each of the Board’s nominees have no material relationships with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

Additionally, each of the Board’s nominees has been determined to be “independent” under the following NYSE listing standards, which provide that a director is not independent if:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

•	the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(a) the director is a current partner or employee of a firm that is the Company’s internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (d) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Board Committees

The Board maintains three standing committees: Audit Committee; Corporate Governance Committee; and Compensation Committee. In addition, concurrent with the execution of the Shareholder Agreement, the CEO Search Committee was established as a special committee. The Finance Committee was discontinued in June 2008. Assignments to, and chairs of, the committees are recommended by the Corporate Governance Committee and approved by the Board. All committees report on their activities to the Board. Each standing committee operates under a charter approved by the Board. The charters for each of the standing committees are posted on the Company’s web site at www.GenCorp.com (and in print to any shareholder or interested party who requests them by writing to Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742)).

The table below provides the Committee membership and the total number of meetings held by each Committee in fiscal year 2008:

Corporate
			Governance &		Organization &		CEO(5)
Name	Audit		Nominating		Compensation		Search		Finance(3)
December 1, 2007 — March 25, 2008

Charles F. Bolden Jr.(1)			X		X

James J. Didion(1)			X	*					X

David A. Lorber	X				X

James M. Osterhoff(1)	X	*							X

Todd. R. Snyder(1)					X				X	*

Timothy A. Wicks(1)	X								X

Sheila E. Widnall(1)			X		X	*

Robert C. Woods	X								X

March 26, 2008 — June 5, 2008

James R. Henderson			X	*					X

Warren G. Lichtenstein					X		X	*

David A. Lorber	X	*			X

James H. Perry(4)

Todd. R. Snyder(1)	X								X	*

Martin Turchin	X		X				X

Timothy A. Wicks(1)	X								X

Sheila E. Widnall(1)			X		X	*	X

Robert C. Woods	X								X

June 6, 2008 — November 30, 2008

Thomas A. Corcoran(2)					X

James R. Henderson			X	*

Warren G. Lichtenstein					X		X	*

David A. Lorber	X				X	*

James H. Perry(4)	X	*			X

Martin Turchin	X		X				X

Robert C. Woods	X		X				X

Total meetings in fiscal year 2008	5		2		9		0		2

*	Committee Chairperson

(1)	Former Director

(2)	Mr. Corcoran was elected September 24, 2008.

(3)	The Finance Committee was discontinued on June 6, 2008.

(4)	Mr. Perry was not assigned to any committees until June 6, 2008.

(5)	Subsequent to the execution of the Shareholder Agreement, the Board agreed to put the CEO search on hold temporarily, and therefore no meetings were held in 2008.

The Audit Committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements under the NYSE listing standards. The Board has also determined that Mr. Perry is an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee reviews and evaluates the scope of the audits to be performed by, the adequacy of services performed by, and the fees and compensation of, the independent auditors. The Audit Committee also reviews the Company’s audited financial statements with management and with the Company’s independent auditors and recommends to the Board to include the audited financial statements in the Annual Report on Form 10-K; approves in advance all audit and permitted non-audit services to be provided by the independent auditors; reviews and considers matters that may have a bearing upon continuing auditor independence; prepares the report of the Audit Committee to be included in the Company’s proxy statement; appoints the independent auditors to examine the consolidated financial statements of the Company; reviews and evaluates the scope and appropriateness of the Company’s internal audit function, plans and system of internal controls; reviews and evaluates the appropriateness of the Company’s selection or application of accounting principles and practices and financial reporting; receives periodic reports from the internal audit and law departments; and reviews and oversees the Company’s compliance with legal and regulatory requirements.

The Corporate Governance Committee periodically reviews and makes recommendations to the Board concerning the criteria for selection and retention of Directors, the composition of the Board (including the Chairman of the Board), the structure and function of Board committees, the retirement policy, compensation, and benefits of Directors. The Corporate Governance Committee also assists in identifying, and recommends to the Board, qualified candidates to serve as Directors of the Company and considers and makes recommendations to the Board concerning Director nominations submitted by shareholders. The Corporate Governance Committee also periodically reviews and advises the Board regarding significant matters of public policy, including proposed actions by foreign and domestic governments that may significantly affect the Company; reviews and advises the Board regarding adoption or amendment of major Company policies and programs relating to matters of public policy; monitors the proposed adoption or amendment of significant environmental legislation and regulations and advises the Board regarding the impact such proposals may have upon the Company and, where appropriate, the nature of the Company’s response thereto; periodically reviews and advises the Board regarding the status of the Company’s environmental policies and performance under its environmental compliance programs; and periodically reviews and reports to the Board regarding the status of, and estimated liabilities for, environmental remediation. The Board has determined that each member of the Corporate Governance Committee meets all applicable independence requirements under the NYSE listing standards.

The Compensation Committee advises and recommends to the independent Directors the total compensation of the President and CEO. In addition, the Compensation Committee, with the counsel of the CEO, considers and establishes base pay and incentive bonuses for the other executive officers of the Company. The Compensation Committee also administers the Company’s deferred compensation plan and the GenCorp 1999 Equity and Performance Incentive Plan. The Compensation Committee periodically reviews the organization of the Company and its management, including major changes in the organization of the Company and the responsibility of management as proposed by the CEO; monitors executive development and succession planning; reviews the effectiveness and performance of senior management and makes recommendations to the Board concerning the appointment and removal of officers; periodically reviews the compensation philosophy, policies and practices of the Company and makes recommendations to the Board concerning major changes, as appropriate; annually reviews changes in the Company’s employee benefit, savings and retirement plans and reports thereon to the Board; and approves, and in some cases recommends to the Board for approval, the compensation of employee-Directors, officers, and executives of the Company.

The CEO Search Committee was formed as a special committee at the time the Company entered into the Shareholder Agreement with Steel Partners in March 2008, and is tasked with identifying a new President and CEO for the Company. Subsequent to the execution of the Shareholder Agreement, the Board agreed to put the search on hold temporarily.

The Board also maintained a Finance Committee until it was discontinued by the Board in June 2008. The Finance Committee was responsible for making recommendations to the Board with regard to the Company’s capital structure and the raising of long-term capital. The Finance Committee also reviewed the performance and management of the Company’s employee benefit funds, and made recommendations to the Board in regard to contributions to any Company pension, profit sharing, retirement or savings plan. The duties previously handled by the Finance Committee are now handled directly by the Board.

From time to time, the Board forms special committees when specific matters need to be addressed.

Director Nominations

The Corporate Governance Committee identifies potential director candidates through a variety of means, including recommendations from members of the Corporate Governance Committee, the Board, management and shareholders. The Corporate Governance Committee also may retain the services of a consultant to assist in identifying candidates. The Corporate Governance Committee will consider nominations submitted by shareholders. A shareholder who would like to recommend a nominee should write to the Chairman of the Corporate Governance Committee, c/o Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742). Any such recommendation must include (i) the name and address of the candidate; (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate; and (iii) the candidate’s signed consent to serve as a Director if elected and to be named in the proxy statement.

Such nominations must be received by the Chairman of the Corporate Governance Committee no later than December 1st immediately preceding the date of the annual meeting of shareholders at which the nominee is to be considered for election. Since the date of the Company’s 2008 proxy statement, there have been no material changes to the procedures by which shareholders of the Company may recommend nominees to the Board.

The Corporate Governance Committee seeks to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience and background with respect to accounting and finance, management and leadership, business judgment, industry knowledge and corporate governance. When the Corporate Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of Director attributes.

Communications with Directors

Shareholders and other interested parties may communicate with the Board or individual Directors by mail addressed to: Chairman of the Corporate Governance Committee, c/o Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742). The Secretary may initially review communications to the Board or individual Directors and transmit a summary to the Board or individual Directors, but has discretion to exclude from transmittal any communications that are, in the reasonable judgment of the Secretary, inappropriate for submission to the intended recipient(s). Examples of communications that would be considered inappropriate for submission to the Board or a Director include, without limitation, customer complaints, solicitations, commercial advertisements, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of non-employee independent Directors. As of November 30, 2008, the members of the Compensation Committee included David A. Lorber (Chairman), Thomas A. Corcoran, Warren G. Lichtenstein and James H. Perry. All non-employee independent Directors participate in decisions regarding the compensation of the President and CEO. None of the Company’s executive officers serves as a member of the Board or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Compensation Committee. In addition, none of the Company’s executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board.

Director Compensation

The compensation of the Company’s non-employee Directors is determined by the Board upon the recommendations made by the Corporate Governance Committee.

Annual Cash Compensation

Under our Director compensation program in effect in fiscal year 2008, each non-employee Director received an annual retainer fee of $50,000. The Chairman of the Board receives an annual retainer fee of $104,000. In addition, in fiscal year 2008 each non-employee Director received $4,000 for each Committee membership. Non-employee Directors who served as Chairperson of a Committee also received an additional annual fee of $8,000 with the exception of the Chairman of the Audit Committee who received $15,000. For a portion of fiscal year 2008, Mr. Lorber served as the Chairman of the Audit Committee and was paid $15,000 for such service.

Equity Grants

All non-employee Directors receive an annual grant of restricted shares of Common Stock under the GenCorp 1999 Equity and Performance Incentive Plan, typically in March. In March 2008, each non-employee Director then in office received a grant of 1,750 restricted shares. Provided that the grantee remains in continuous service as a Director of the Company, the restricted shares vest and become non-forfeitable on the third anniversary of the grant. Non-employee Directors also receive a one-time award of 500 restricted shares of Common Stock as part of their initial election to the Board. All shares may be voted, but ownership may not be transferred until such shares are vested. Unless otherwise approved by the Board, unvested shares will be forfeited in the event of a voluntary resignation or refusal to stand for re-election.

All non-employee Directors receive an annual grant of 6,000 stock appreciation rights (SARs) or stock options at the Board’s discretion. The Chairman of the Board receives 12,000 SARs or stock options. Such awards have been typically made in January. Going forward, we expect that the annual grant of SARs or options will be made in March of each year. In January 2008, each non-employee Director then in office received a grant of 6,000 SARs and our then Chairman of the Board received 12,000 SARs.

Since the majority of the Directors currently on the Board were appointed after the annual grants of restricted stock (March 2008) and SARs (January 2008) were made, the Board made the following grants in August 2008 (September for Mr. Corcoran), representing “catch up” annual equity grants:

	Annual
Name	Restricted Stock(1)		Annual SARs(2)
Thomas A. Corcoran	875	(3)	3,000	(3)

James R. Henderson	1,750	(5)	12,000	(4)

Warren G. Lichtenstein	—		6,000

David A. Lorber	—		—

James H. Perry	1,750	(6)	6,000

Martin Turchin	—		6,000

Robert C. Woods	—		—

(1)	Shares of restricted stock vest in full on the third anniversary of the grant date if the Director is then serving on the Board.

(2)	All of such SARs become exercisable on March 25, 2009.

(3)	Mr. Corcoran received a pro rata amount of the annual Restricted Stock and SARs grant.

(4)	As Chairman of the Board, Mr. Henderson received 12,000 SARs.

(5)	Mr. Henderson received these additional shares for serving as Chairman of the Board.

(6)	Mr. Perry joined the Board on May 16, 2008 after the annual grant of restricted stock in March 2008.

In addition, in August 2008 each Director then in office received 12,000 SARs. Fifty percent of such SARs vest six months from the date of grant with the remaining SARs vesting one year from the date of grant. All SARs have a ten-year term.

Equity Ownership Guidelines for Non-employee Directors

In October 2007, the Board adopted equity ownership guidelines under which non-employee Directors are required to own equity in the Company in an amount equal to $150,000. In calculating the amount of equity owned by a Director, the Board looks at the value of Common Stock owned by such Director (restricted stock and stock owned outright), the value of any phantom stock owned by such Director as part of the Director Deferred Compensation Plan, and the value of any vested “in the money” options or SARs (i.e. market value of Company stock in excess of the strike price for the stock option or SAR). Directors have five years to meet the thresholds set forth in these equity ownership guidelines.

Director Deferred Compensation Plan

Directors annually may elect to defer all or a percentage of their cash compensation pursuant to the Deferred Compensation Plan for Non-employee Directors. The plan is unfunded, and deferred amounts are deemed to be invested in, at the election of the Director, phantom shares in a GenCorp Stock Fund, a Standard & Poor’s 500 index fund, or a cash deposit program. Deferred amounts and earnings thereon are payable at or commencing at a future date, in either a lump sum or installments as elected by the Director at the time of deferral. The following deferred compensation payouts were made in fiscal year 2008: Mr. Didion received $362,732; Mr. Osterhoff received $731,628; Mr. Bolden received $6,300; and Ms. Widnall received $365,259.

Other

The GenCorp Foundation matches employee and Director gifts to accredited, non-profit colleges, universities, secondary and elementary public or private schools located in the United States. Gifts made are matched dollar for dollar up to $7,500 per calendar year per donor. Effective April 1, 2009, the maximum match per donor per calendar year will be $3,000.

Each non-employee Director elected to the Board prior to January 1, 2002 was eligible to participate in the Healthcare Plan for Non-employee Directors. The only Director to elect the benefit was Mr. Osterhoff. He will continue to receive this benefit until March 2018.

The Company also reimburses Directors for travel and other expenses incurred in attending Board and Committee meetings.

2008 DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding compensation for fiscal year 2008 for each of the individuals who served as a non-employee Director for the Company in fiscal year 2008.

	Fees Earned or		Option/SARs	All Other
	Paid in Cash	Stock Awards	Awards	Compensation
Name	($)(1)	($)(2)(3)	($)(2)(3)(4)	($)	Total ($)
Current Directors

Thomas A. Corcoran	$15,522	$568	$1,164	$—	$17,254

James R. Henderson	90,560	7,033	11,429	—	109,022

Warren G. Lichtenstein	44,756	5,796	7,820	—	58,372

David A. Lorber	71,500	18,930	(19,023)	—	71,407

James H. Perry	46,861	1,933	7,820	—	56,614

Martin Turchin	48,756	5,796	7,820	—	62,372

Robert C. Woods	56,500	18,930	(19,023)	—	56,407

Former Directors

Charles F. Bolden Jr.	$11,000	$9,813	$(31,062)	$—	$(10,249)

James J. Didion	15,000	9,813	(31,062)	—	(6,249)

James M. Osterhoff(5)	11,000	9,813	(31,062)	20,500	10,251

Todd R. Snyder	43,500	14,458	(23,233)	—	34,725

Timothy A. Wicks	68,000	14,982	(31,062)	—	51,920

Sheila E. Widnall	43,500	9,813	(31,062)	—	22,251

(1)	The amounts reported in this column for each Director reflect the dollar amount of the Board and Committee fees paid or deferred in fiscal year 2008. All of the current Directors other than Messrs. Lorber and Woods were paid prorated fees for their services since each of them joined the Board during fiscal year 2008.

(2)	The amounts reported in these columns for each Director reflect the compensation costs for financial reporting purposes for fiscal year 2008 under Statement of Financial Accounting Standards (SFAS) No. 123(R) Share-Based Payment (SFAS 123(R)) without the affects of estimated forfeitures. A discussion of the assumptions used in calculating these values may be found in Note 9(c) in the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2008.

(3)	The following table shows the shares of restricted stock and SARs granted during fiscal year 2008 to each of our non-employee Directors who served as a Director in fiscal year 2008, and the aggregate grant date fair value for each award under SFAS 123(R). The grant date fair values of SARs awards are estimated using a Black-Scholes Model.

						Grant Date
	Grant	Stock Awards(A)		SARs Awards		Fair Value
Name	Date	(#)		(#)		($)
Current Directors

Thomas A. Corcoran	9-24-08	1,375				$10,230

	9-24-08			3,000	(B)	13,650

James R. Henderson	3-5-08	500				5,295

	3-26-08	1,750				20,125

	8-15-08	1,750				14,840

	8-15-08			12,000	(B)	62,280

	8-15-08			12,000	(C)	62,280

Warren G. Lichtenstein	3-5-08	500				5,295

	3-26-08	1,750				20,125

	8-15-08			6,000	(B)	31,140

	8-15-08			12,000	(C)	62,280

David A. Lorber	1-23-08			6,000	(D)	37,440

	3-26-08	1,750				20,125

	8-15-08			12,000	(C)	62,280

James H. Perry	5-16-08	500				4,175

	8-15-08	1,750				14,840

	8-15-08			6,000	(B)	31,140

	8-15-08			12,000	(C)	62,280

Martin Turchin	3-5-08	500				5,295

	3-26-08	1,750				20,125

	8-15-08			6,000	(B)	31,140

	8-15-08			12,000	(C)	62,280

Robert C. Woods	1-23-08			6,000	(D)	37,440

	3-26-08	1,750				20,125

	8-15-08			12,000	(C)	62,280

Former Directors

Charles F. Bolden Jr.	1-23-08			6,000	(D)	$37,440

James J. Didion	1-23-08			6,000	(D)	37,440

James M. Osterhoff	1-23-08			6,000	(D)	37,440

Todd R. Snyder	1-23-08			6,000	(D)	37,440

	3-26-08	1,750	(E)			20,125

Timothy A. Wicks	1-23-08			12,000	(D)	74,880

	3-26-08	3,500	(E)			40,250

Sheila E. Widnall	1-23-08			6,000	(D)	37,440

	3-26-08	1,750	(E)			20,125

(A)	Shares of restricted stock vest in full on the third anniversary of the grant date if the Director is then serving on the Board.

(B)	These SARs vest on March 25, 2009 if the Director is then serving on the Board. All such SARs have a ten-year term.

(C)	Fifty percent of such SARs vest six months from the date of grant with the remaining SARs vesting one year from the date of grant. All such SARs have a ten-year term.

(D)	As a result of the Shareholder Agreement with Steel Partners, these SARs vested on March 5, 2008.

(E)	These restricted shares were forfeited by the recipients upon their resignation from the Board on May 15, 2008.

(4)	The following table shows the amount of outstanding and unexercised SARs and stock option awards as of November 30, 2008 for each of our non-employee Directors who served as a Director in fiscal year 2008:

	Outstanding and	Outstanding and
	Unexercised	Unexercised
Name	SARs	Stock Options
Current Directors

Thomas A. Corcoran	3,000	—

James R. Henderson	24,000	—

Warren G. Lichtenstein	18,000	—

David A. Lorber	23,000	—

James H. Perry	18,000	—

Martin Turchin	18,000	—

Robert C. Woods	23,000	—

Former Directors

Charles F. Bolden Jr.	18,799	—

James J. Didion	18,799	16,790

James M. Osterhoff	18,799	17,414

Todd R. Snyder	11,000	—

Timothy A. Wicks	22,000	—

Sheila E. Widnall	18,799	17,414

(5)	All Other Compensation for Mr. Osterhoff includes $8,500 which represents matching donations made by the GenCorp Foundation for gifts made in fiscal year 2008, and $12,000 for consulting services pursuant to an arrangement effective with his termination for which he provided services for one audit committee meeting after March 26, 2008. Mr. Osterhoff exceeds the $7,500 limit for matching gifts for fiscal year 2008 but is within the limit for calendar years 2007 and 2008. Mr. Osterhoff also participates in the Healthcare Plan for Non-employee Directors. He is eligible to receive this benefit until March 2018 at no cost to the participant.

Security Ownership of Officers and Directors

The following table lists share ownership of Common Stock by the Company’s current Directors and the Named Executive Officers, as well as the number of shares beneficially owned by all of the current Directors and executive officers as a group. Unless otherwise indicated, share ownership is direct. Amounts owned reflect ownership as of January 30, 2009 (except for Messrs. Hall, Whitney and Blackburn and Ms. Seyal, where total amounts owned are as of the date they terminated employment with the Company).

	Amount and Nature of
Beneficial Owner	Beneficial Ownership(1)(2)	Percent of Class

Current Directors

Thomas A. Corcoran	1,375	*

James R. Henderson(3)	4,000	*

Warren G. Lichtenstein(4)	8,036,309	13.76%

David A. Lorber	3,250	*

James H. Perry	2,250	*

Martin Turchin	2,250	*

Robert C. Woods	3,250

Current Executive Officers

J. Scott Neish	28,545	*

Kathleen E. Redd	5,936	*

Mark A. Whitney **	35,422	*

William M. Lau	11,239	*

Chris W. Conley	50,868	*

Former Executive Officers

Terry L. Hall	535,695	*

Yasmin R. Seyal	158,385	*

R. Leon Blackburn	17,398	*

All Current Directors and Executive Officers as a group (except for Terry Hall, Yasmin Seyal, and Leon Blackburn) (14 persons)	8,243,474	14.11%

*	Less than 1.0%

**	Mr. Whitney, the Senior Vice President, General Counsel and Secretary of GenCorp left the Company on January 9, 2009.

(1)	Includes restricted shares granted under the GenCorp 1999 Equity and Performance Incentive Plan and shares owned outright. The number of shares beneficially owned by a current or former officer of the Company includes shares credited in the GenCorp Retirement Savings Plan as of January 30, 2009 (except for Messrs. Hall, Whitney and Blackburn and Ms. Seyal, where the amounts are as of the date they terminated employment with the Company).

(2)	Includes shares issuable upon the exercise of stock options that may be exercised within 60 days of January 30, 2009 as follows: Mr. Neish — 2,200; Ms. Redd — 3,999; Mr. Lau — 0; Mr. Conley - 27,000; Mr. Whitney — 24,000; Mr. Hall — 321,316; Ms. Seyal - 71,000; and Mr. Blackburn — 0; and all executive officers as a group (except for Messrs. Hall and Blackburn and Ms. Seyal) - 86,399 shares. No Directors have outstanding stock options.

(3)	As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, Mr. Henderson may be deemed a beneficial owner of all 8,034,059 shares of Common Stock owned by Steel Partners.

(4)	Includes shares beneficially owned by Messrs. Lichtenstein and Henderson and various affiliated entities, including Steel Partners, SPII Master, Partners LLC. and Web L.P. All of the foregoing information is according to Amendment No. 15 to a Schedule 13D dated January 1, 2009 and filed with the SEC on January 5, 2009.

Code of Ethics and Corporate Governance Guidelines

The Company has adopted a code of ethics known as the Code of Business Conduct that applies to the Company’s employees including the principal executive officer and principal financial officer, principal accounting officer and controller. Copies of the Code of Business Conduct and the Company’s Corporate Governance Guidelines are available on the Company’s web site at www.GenCorp.com (copies are available in print to any shareholder or other interested person who requests them by writing to Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742)).

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of (i) the quality and integrity of the Company’s financial statements, (ii) the performance of the Company’s financial reporting process, internal control system, internal audit function, (iii) the Company’s compliance with legal and regulatory requirements, all areas for which management has the primary responsibility, and (iv) the independent auditors’ performance, qualifications and independence. The Audit Committee manages the Company’s relationship with its independent auditors, who report directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties, with funding from the Company for such advice and assistance. Management is primarily responsible for establishing and maintaining the Company’s system of internal controls and preparing financial statements in accordance with accounting principles generally accepted in the United States.

In fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed the Company’s financial statements with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America (GAAP), and discussed such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and the auditors’ independence from management and the Company, including the written disclosures and letter received from the independent auditors as required by the Independence Standards Board Standard No. 1 and the compatibility of their non-audit services with maintaining their independence.

The Audit Committee also reviewed with management and the independent auditors the preparation of the financial statements and related disclosures contained in the Company’s earnings announcements and quarterly reports.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee also received PricewaterhouseCoopers LLP’s report on the Company’s internal controls over financial reporting. The Company outlined these reports in its Annual Report on Form 10-K for the fiscal year ended November 30, 2008.

The Audit Committee met five times during fiscal year 2008.

In reliance on the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2008 for filing with the SEC. The Audit Committee appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2009.

Submitted by the Audit Committee,

James H. Perry, Chairman
David A. Lorber
Martin Turchin
Robert C. Woods

January 20, 2009

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. The Board has approved that recommendation.

Submitted by the Organization & Compensation Committee,

David A. Lorber, Chairman
Thomas A. Corcoran
Warren G. Lichtenstein
James H. Perry

January 20, 2009

EXECUTIVE COMPENSATION

Executive Officers of the Registrant

The following information is given as of February 11, 2009 and, except as otherwise indicated, each individual has held the same office during the preceding five-year period.

Name	Title	Other Business Experience	Age

J. Scott Neish	Interim CEO and Interim President of the Company (since March 2008), Vice President of the Company and President of Aerojet (since November 2005)	Executive Vice President of Aerojet, 2005; Vice President of Aerojet Sacramento Operations, 2003 to 2005; Vice President and General Manager, Aerojet Redmond, and its predecessor, General-Dynamics-OTS, 2001 to 2004; Vice President, Operations for Primex Aerospace 1998 to 2001.	61
Kathleen E. Redd	Vice President and CFO (since January 2009), Secretary (since February 2009)	Vice President, Controller and Acting CFO (September 2008 to January 2009); Vice President, Finance, 2006 to 2008; Assistant Corporate Controller, 2002 to 2006; Acting Vice President Controller GDX Automotive, 2003 to 2004 (concurrent with Assistant Corporate Controller position during divestiture activities); Vice President, Finance, for Grass Valley Group, 2001 to 2002; Vice President, Finance for JOMED, Inc., 2000 to 2001; Controller for EndoSonics Corporation, 1996 to 2000.	47

Name	Title	Other Business Experience	Age

Chris W. Conley	Vice President, Environmental, Health and Safety (since October 1999)	Director Environmental, Health and Safety, March 1996 to October 1999; Environmental Manager, 1994 to 1996.	50
Linda B. Cutler	Vice President, Corporate Communications (since May 2002)	Vice President, Communications of the Company, March 2002 to May 2002; Strategic Market Manager, Telecommunications and Video Services of Output Technology Solutions, September 2000 to March 2002; Vice President, Marketing and Corporate Communications of Output Technology Solutions, January 2000 to September 2000; Vice President, Investor Relations and Corporate Communications of USCS International, April 1996 to December 1999.	55
William M. Lau	Vice President, Treasurer (since April 2007)	Vice President, Finance and Treasurer of Catellus Development Corporation from 2001 to 2005; Managing Director for Banc of America Securities LLC from 1993 to 2000.	62
Bryan P. Ramsey	Vice President, Human Resources (since July 2005)	Vice President, Aerojet Human Resources since 2001; Director, Aerojet Human Resources, 2000 to 2001; Director of Aerojet Human Resources, Azusa 1998 to 1999.	57

The Company’s executive officers generally hold terms of office of one year and/or until their successors are elected.

Compensation Discussion and Analysis

Overview and Compensation Objectives

Our compensation program is designed to support our business goals and promote both short-term and long-term growth. In this section of the Proxy Statement, we explain how our compensation program is designed and operates with respect to our Named Executive Officers. The 2008 compensation program covered our interim CEO, CFO, our former CEO, our former CFO, our three most highly compensated executive officers who were officers as of the end of fiscal year 2008, plus our former Vice President and Controller, who would have been one of the three other most highly compensated executive officers had he been an officer of the Company at the end of fiscal year 2008. The 2008 compensation program also covered other key employees of the Company.

We have designed our executive compensation program, under the direction of the Compensation Committee of the Board, to attract and retain highly qualified executive officers and directly link pay to performance. The Company’s strategic goals include improving the Company’s financial performance, and obtaining entitlements on the Company’s excess real estate. Accordingly, as discussed in more detail below, the Compensation Committee set performance targets for annual cash bonuses for 2008 relating to earnings per share, revenue growth, cash flow and various objectives tied to the entitlement of our excess real estate.

The Compensation Committee determines all matters of executive compensation and benefits, although the CEO provides input and initial recommendations to the Compensation Committee with respect to the Named Executive Officers other than the CEO. Our former CEO, Terry L. Hall, and our former CFO, Yasmin R. Seyal, provided input to the Compensation Committee with respect to the 2008 compensation program. The Compensation Committee advises and makes compensation recommendations to the independent members of the Board with respect to compensation for the President and CEO and the Interim President and CEO.

The objectives of our executive compensation program are as follows:

•	Performance Incentives — provides a compensation structure under which a meaningful portion of total compensation is based on achievement of performance goals;

•	Competitive Compensation — provides compensation that is competitive with compensation for executive officers providing comparable services, taking into account our size and complexity and the markets we serve;

•	Retention Incentives — provides incentives for long-term continued employment with us; and

•	Stakeholder Incentives — promotes an ownership interest that aligns management and shareholders. In this regard, the Compensation Committee approved share ownership guidelines that apply to our Named Executive Officers, where over a period of time, each Named Executive Officer is expected to own shares of our Common Stock equal in total market value to a designated multiple of such executive officer’s annual salary.

Compensation Benchmarking

The Compensation Committee sets base salaries, target annual cash incentive levels and target annual long-term incentive award values at the 50th percentile of competitive market levels. In assessing competitive overall compensation, the Compensation Committee reviewed a combination of relevant data acquired from outside sources including Towers Perrin (executive compensation database for annual revenue scope of $500 million to $1 billion), Hewitt & Associates (executive survey for annual revenue scope of $500 million to $1 billion), and Mercer Human Resource Consulting (executive survey for annual revenue scope of $500 million to $1 billion). The Compensation Committee has worked with a compensation consultant, Watson Wyatt Worldwide, to assist in designing compensation packages for the executives for fiscal year 2009.

Compensation Elements

The compensation program for executive officers has historically consisted of the following principal elements:

•	Short-term compensation, including base salaries and annual cash incentive (bonus) awards;

•	Long-term compensation equity incentive awards, including restricted stock and cash-settled SARs; and

•	In-service and post-retirement/employment benefits — Pension and 401(k) Savings Plans.

The Committee believes that these elements of compensation create a flexible package that reflects the long-term nature of the Company’s businesses and rewards both short and long-term performance of the Company and individual in accordance with the objectives of the compensation program.

Short-term Compensation

Base Salaries

Base salaries are used to provide a fixed amount of compensation for the executive’s regular work. Each year, the Compensation Committee holds a meeting (typically in January), where it reviews and, in some cases, makes adjustments to base salaries. Typically, the effective date of merit increases in base salaries is in April of each year. Base salary increases can also occur upon an executive’s promotion. Any base salary increase for the Company’s executive officers must be approved by the Compensation Committee. In determining the amount of any increases in salaries, the Compensation Committee (i) compares current cash compensation with compensation for comparable executive positions in industry studies and data described under Compensation Benchmarking, (ii) assesses the individual performance of each of the executives, and (iii) takes into account the timing and amount of the last salary increase for each of the executives.

Annual Cash Incentive Program

The primary objective of our annual cash incentive awards is to reward fiscal year performance and achievement of designated business strategic goals to provide competitive compensation to our senior management team. To those ends, the Compensation Committee sets performance targets such that total cash compensation (base salary plus annual cash bonus) will be within a competitive range of total cash compensation (generally at the 50th percentile level for comparable executives) if performance targets are met. In addition, our senior management team has individual performance targets. The annual cash incentive program follows our “pay for performance” philosophy. If individual or business targets are met, cash bonuses are paid; if minimum targets are not met, we will pay less or nothing at all. If targets are exceeded, the Compensation Committee has discretion to adjust payments to the executives.

In order to promote the Company’s strategic goals of improving financial performance and obtaining entitlements on the Company’s excess real estate, the Compensation Committee set performance targets for annual cash bonuses for our Named Executive Officers for fiscal year 2008, consisting of earnings per share, revenue growth, cash flow and various real estate objectives tied to the entitlement of our excess real estate.

In the first quarter of each fiscal year, the Compensation Committee approves the annual cash incentive program for the executive officers of the Company. The target annual cash bonus is established through an analysis of compensation for comparable positions as noted in the studies described under Compensation Benchmarking and is intended to provide a competitive level of compensation when the executives achieve their performance objectives. Combined salaries and target bonus levels, on an aggregate basis, are intended to approximate the 50th percentile level. In the first quarter of each fiscal year, with the input of our CEO, CFO and Vice President, Human Resources, the Compensation Committee:

•	sets the overall Company and business segment performance objectives and payout ranges for the fiscal year;

•	sets performance measures for the fiscal year;

•	establishes a target, threshold, and maximum bonus opportunity for each executive officer; and

•	measures performance and determines awards for the prior fiscal year.

Annual cash incentive bonuses are paid at the beginning of each fiscal year for the prior fiscal year’s performance. Bonuses paid are based upon the Compensation Committee’s (with input from the CEO) assessment of actual performance (individually and Company-wide) against pre-established Company and business segment performance objectives to determine the appropriate amount payable with respect to the applicable target bonus opportunity. The Compensation Committee has discretion to increase, reduce or eliminate payments.

The Compensation Committee tailors both performance measures and targets in order to most accurately approximate success criteria for both of our business segments and the Company’s performance overall. For fiscal year 2008, our Named Executive Officers had the opportunity to earn up to the following percentages of their base salaries if all of their performance measures were met at the maximum (100%) target levels:

•	Former President and CEO* — 125%

•	Business Unit Presidents* — 100%

•	Senior Vice Presidents — 100%

•	Vice Presidents — 50%

*	The position of Business Unit President for the Real Estate segment was vacant during fiscal year 2008 and the position of President and CEO of the Company has been vacant since March 5, 2008.

The criteria used in fiscal year 2008 were the following:

Corporate Executives — applicable to our corporate officers in fiscal year 2008, which included all of the Named Executive Officers except for Messrs. Neish and Conley and Ms. Redd who are considered part of our Aerospace and Defense Segment.

	Maximum
	Target
Corporate Executive Targets	Opportunity	Was Target Met?
Economic Earnings Per Share(1)	33.34%	Yes — $0.90
• First Cliff — $0.58 — 30%		(Exceeded Third Cliff)
• Second Cliff — $0.62 — 75%
• Third Cliff — $0.65 — 100%(2)

Cash Flow(3)	33.34%	Yes — $36.0 million
• First Cliff — $1.00 — 30%		(Second Cliff)
• Second Cliff — $24.0 million — 75%
• Third Cliff — $37.0 million — 100%
• Fourth Cliff — $44.0 million — 110%
• Fifth Cliff — $51.0 million — 120%

Real Estate Segment Milestones — six objectives (not equally weighted) relating to the attainment of certain milestones that were generally tied to the entitlement of our excess real estate	33.33%	Three of such six milestones were met, representing 15% of this 33.33% opportunity (5% of the total 100% opportunity)

Total Opportunity	100.0%	Earned — 88%

(1)	We defined Economic Earnings Per Share (EPS) to be income from continuing operations less certain non-cash expenses (such as retirement benefit expense, certain environmental-related expenses, and expenses related to divested businesses), and unusual items, all at the discretion of the Compensation Committee.

(2)	Corporate executives also had an opportunity to earn an additional 3% for each $0.01 of Economic EPS over $0.65.

(3)	We defined Cash Flow to be total net change in cash and debt balances.

Aerospace and Defense Segment — applicable to Messrs. Neish and Conley and Ms. Redd:

	Maximum
	Target
Aerospace and Defense Segment Targets	Opportunity	Was Target Met?
Fiscal Year over Year Segment Revenue Growth	20.00%	No
• First Cliff — Sales of $729 million — 30%
• Second Cliff — Sales of $739 million — 75%
• Third Cliff — Sales of $749 million — 100%

Total Segment Performance(1)	40.00%	Yes — $77 million
• First Cliff — $67 million — 30%		(Exceeded Third Cliff)
• Second Cliff — $69 million — 75%
• Third Cliff — $71 million — 100%(2)

Full Fiscal Year Segment Cash Flow	20.00%	Yes — Fifth Cliff
• First Cliff — $27 million — 30%
• Second Cliff — $40 million — 75%
• Third Cliff — $54 million — 100%
• Fourth Cliff — $60 million — 115%
• Fifth Cliff — $67 million — 125%

Average Segment Cash Flow(3)	20.00%	Yes — $35 million
• First Cliff — $18 million — 30%		(Exceeded Fifth Cliff)
• Second Cliff — $21 million — 75%
• Third Cliff — $24 million — 100%
• Fourth Cliff — $27 million — 115%
• Fifth Cliff — $30 million — 125%

Total Opportunity	100.0%	Earned — 102%

(1)	Total Segment Performance, which is a non-GAAP financial measure, represents net sales from continuing operations less applicable costs, expenses and provisions for unusual items relating to the Aerospace and Defense Segment. Excluded from segment performance are: corporate income and expenses, interest expense, interest income, income taxes, income or expenses related to divested businesses, provisions for unusual items not related to the segment, retirement benefit plan expenses, and environmental remediation provision adjustments except for one year’s worth of operation and maintenance expenses.

(2)	Aerojet executives also had an opportunity to earn an additional 5% for each $1 million of segment performance above $70.5 million.

(3)	We defined Average Segment Cash Flow as the sum of quarterly cumulative cash flow divided by four.

The fiscal year 2008 cash incentive awards paid to each of the Named Executive Officers are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, which follows this Compensation Discussion and Analysis.

Long-Term Incentives (Equity-Based Compensation)

No long-term incentive compensation was awarded to the Named Executive Officers in fiscal year 2008 except for Ms. Redd who received 20,000 SARs upon her promotion to Vice President and acting CFO in September 2008. The Company has used long-term incentive compensation for executives in the past to reinforce four strategic objectives:

•	To focus on the importance of returns to shareholders;

•	To promote the achievement of long-term performance goals;

•	To encourage executive retention; and

•	To promote higher levels of Company stock ownership by executives.

Historically, the Company has strived to set a sizeable portion of the Named Executive Officer’s compensation in an equity-based form. This type of compensation, coupled with the Company’s share ownership guidelines, will result in the executives becoming shareholders with considerable personal financial interest in the fiscal health and performance of the Company.

The amount of equity-based awards granted to executives has been determined by subtracting the executive’s annual cash compensation opportunity from the total targeted annual compensation that is competitive with the market (generally in the 50th percentile range). The ultimate value of these equity-based awards has been driven in part by the executive’s performance in the past fiscal year and in part by their ability to increase the value of the Company going forward.

Our equity-based compensation in fiscal year 2007 included awards of restricted stock and cash-settled SARs. These types of equity are described as follows:

•	Restricted stock — A grant of restricted stock is an award of shares of Common Stock that typically vests over a two- to five-year period after the grant date (depending upon the vesting conditions set by the Compensation Committee), provided that underlying goals are met in the case of performance-based grants or that the participant remains employed with the Company for the specified amount of time in the case of non-performance time-based grants. Restricted stock awards are designed to attract and retain executives by providing them with some of the benefits associated with stock ownership during the restriction period, while incentivizing them to remain with the Company. During the restricted period, the executives may not sell, transfer, pledge, assign or otherwise convey their restricted stock. However, executives may vote their shares and are entitled to receive dividend payments, if any are made. Executives who voluntarily resign or are terminated for cause prior to the end of the restriction period forfeit their restricted stock unless otherwise determined by the Compensation Committee.

•	Cash-Settled SARs — The value of cash-settled SARs reflects the difference between the value of shares of Common Stock at the time of exercise of the SARs and a predetermined exercise price. This difference is settled in cash; no shares of Common Stock are issued. SARs are designed to attract and retain executives by compensating them for increases in shareholder value over time. SARs are generally exercisable in one-third increments at one year, two years, and three years from the date of grant and have a ten year contractual life. As with restricted stock grants, executives who voluntarily resign or are terminated immediately forfeit all unvested SARs unless otherwise determined by the Compensation Committee.

A review was conducted by the Compensation Committee in fiscal year 2007 to determine the appropriate mix of restricted stock and SARs granted in fiscal year 2007.

Because of limited availability of awardable shares under the 1999 Equity and Performance Incentive Plan, equity awards in recent years have been more heavily weighted to cash-settled SARs. The split has been approximately two-thirds SARs and one-third restricted stock. We believe that this allocation is conducive to creating a balanced risk and reward profile for our Named Executive Officers. SARs, like stock options, are more sensitive to changing perceptions in the stock market as well as the Company’s performance during the life of the SARs. We believe the risk inherent in SARs and the relative level of stability implicit in restricted stock appropriately motivates our Named Executive Officers to achieve financial and operating goals that are aggressive, but achievable.

Annual restricted stock and SARs grants are typically made by the Compensation Committee to executives at the Committee’s first meeting of the fiscal year — usually in January or February. The timing of the grants follows the Company’s historical practice. All such grants of SARs are made with an exercise price equal to the fair market value of a share of stock on the date of grant, which is defined as the closing price on the NYSE on the date of grant. The Compensation Committee did not award to the Company’s executives the annual grant of SARs in fiscal year 2008.

In order to promote improvement in the Company’s financial performance, and subject to accelerated vesting upon a change in control, the restricted stock grants approved by the Compensation Committee to executives in fiscal year 2007 were to vest upon the achievement of financial performance goals set by the Compensation Committee. The performance targets for the restricted stock vesting were Economic EPS of $0.38 (50% weighting) and positive cash flow (50% weighting) with vesting over two years from the date of grant. After the performance targets were met, the two year vesting schedule was accelerated as a result of the 2008 Change in Control.

In order to strengthen the alignment between the interests of shareholders and the interests of executives of the Company, the Compensation Committee approved share ownership guidelines that apply to the Company’s executive officers. Under these guidelines, each executive officer is expected to have equity in the Company equal in aggregate market value to a designated multiple of such officer’s annual salary (CEO — five times base salary; Senior Vice Presidents and Business Unit Presidents — three times base salary; and Vice Presidents — one times base salary). In calculating the amount of equity owned by an executive, the Compensation Committee looks at the value of Company stock owned by the executive (regardless of whether it is restricted stock or vested), and the value of any vested “in the money” stock options or SARs (i.e. market value of stock in excess of the strike price for the stock option or SAR). Newly appointed executives are expected to be in compliance with the ownership guidelines within five years of their appointments. As of January 31, 2009, because of the significant drop in the Company’s stock price, none of the Named Executive Officers who are currently employed by the Company held equity in the Company equal in market value to these guidelines; however, all of such Named Executive Officers are in the transition period set forth in these guidelines. The Compensation Committee reviews these guidelines periodically, and considers adjustments when appropriate.

Pension, 401(k) Savings and Other Plans

Pension Plan

The Named Executive Officers participate in the same tax-qualified pension plans as other employees. These plans include the GenCorp Consolidated Pension Plan — a tax-qualified defined benefit plan, and the Benefits Restoration Plan (BRP) Pension Plan — a non-qualified defined benefit plan. The purpose of the BRP Pension Plan is to restore the pension plan benefits which executives and their beneficiaries would otherwise lose as a result of the limitations under Section 401(a)(17) or 415 of the Internal Revenue Code of 1986, as amended (the Code), or any successor provisions from a tax-qualified pension plan. By restoring such benefits, the BRP Pension Plan permits the total benefits to be provided on the same basis as applicable to all other employees under the qualified pension plan. There are no employee contributions required in order to participate in these defined benefit plans.

The Company amended the GenCorp Consolidated Pension Plan in January 2009, and restated the BRP Pension Plan in December 2008, to freeze future benefit accruals under these plans. Effective February 1, 2009, the Company has discontinued future benefit accruals for current salaried employees, including the Named Executive Officers. No employees will lose their previously earned and vested pension benefit, which will be paid to the employee upon retirement in accordance with the terms of these pension plans.

The GenCorp Consolidated Pension Plan includes several formulas for the determination of benefits. Pension benefits are calculated under formulas based on compensation and length of service for salaried employees and under negotiated non-wage based formulas for hourly employees. Participants receive the highest benefit calculated under any of the formulas for which they are eligible. The formulas applicable to the Named Executive Officers are the “career average formula”, the “five-year average compensation formula”, and the “update formula.” These formulas define compensation to include base salary and annual incentive (cash bonus) compensation.

•	The “career average formula” provides that for each year of service prior to attainment of 35 years of service the employee will be credited 1.625% of annual compensation up to the Average Social Security Wage Base (ASSWB) plus 2.0% of annual compensation in excess of the ASSWB; plus 2.0% of annual compensation after attainment of 35 years of service.

•	The “five-year average compensation formula” is the sum of (A) and (B) where (A) equals the sum of (i) 1.125% of the participant’s highest five-year average compensation up to the ASSWB, and (ii) 1.5% of such five-year average compensation in excess of the ASSWB, which sum is multiplied by the total of such years of service up to 35 years, and (B) equals 1.5% of such five-year average compensation multiplied by the total years of service in excess of 35 years.

•	The “update formula” is the sum of (A) and (B) where (A) equals the sum of (i) 1.125% of the participants highest annual average compensation over 60 consecutive months up to the ASSWB, and (ii) 1.5% of such annual average compensation in excess of the ASSWB, which sum is multiplied by the total of such years of service up to 35 years, and (B) equals 1.5% of such annual compensation multiplied by the total years of service in excess of 35 years.

The published ASSWB applicable to the plan year ended November 30, 2008 is $51,600.

Further details regarding these programs, including the estimated value of retirement benefits for each Named Executive Officer, are found in the section entitled 2008 Pension Benefits beginning on page 39. The change in the actuarial pension value from fiscal year 2007 to fiscal year 2008 is presented in the “Change in Pension Value” column of the Summary Compensation Table on page 34.

401(k) Savings Plan

The Named Executive Officers are also eligible to participate in the GenCorp Retirement Savings Plan, a 401(k) tax-qualified defined contribution savings plan which is available to all Company employees. In 2008, the Company matched a portion of participating employees contributions to the GenCorp Retirement Savings Plan. In December 2008, the company announced it would suspend the employer matching contributions to the GenCorp Retirement Savings Plan for any non-union eligible employees, effective January 15, 2009.

The Named Executive Officers participate in the related non-qualified BRP Savings Plan. The BRP Saving Plan permits personal savings and Company matches (through January 15, 2009) on amounts above those permitted under the GenCorp Retirement Savings Plan due to certain limits imposed by the Code. Details about the BRP Savings Plan are presented in the section entitled 2008 Non-qualified Deferred Compensation beginning on page 42.

Change in Control Agreements and Plan Provisions

The Company and the Named Executive Officers (other than Ms. Redd) and other senior executive officers are parties to change in control executive severance agreements. As described in more detail in the section entitled Change in Control Severance Agreements on page 43, in the event of a qualifying termination of employment of any of these individuals within three years after a change in control of the Company (as defined in the executive severance agreements), the Company would be required to pay such affected individual severance and other benefits as provided in the executive severance agreements. As a result of the Shareholder Agreement with Steel Partners, a change in control (as defined in the executive severance agreements) occurred. Since the 2008 Change in Control, Terry L. Hall, Yasmin R. Seyal and R. Leon Blackburn have left the Company and received severance payments and other benefits in accordance with the terms of their executive severance agreements. Mr. Whitney has left the Company subsequent to fiscal year 2008, and his severance payment and other benefits in accordance with the terms of his executive severance agreement are expected to be paid in 2009.

The members of the current Board and the Compensation Committee believe executive severance agreements are in the best interest of our shareholders to foster the continuous employment and dedication of key executives without potential distraction or personal concern in the event of a change in control. However, there is no intent to approve additional executive severance agreements with similar change in control definitions, terms or benefits in the future.

Other

The GenCorp Foundation matches employee and Director gifts to accredited, non-profit colleges, universities, secondary and elementary public or private schools located in the United States. Gifts made are matched dollar for dollar up to $7,500 per calendar year per donor. Effective April 1, 2009, the maximum match per donor per calendar year will be $3,000.

Indebtedness of Management

Until his resignation in March 2008, Mr. Hall had the principal sum of $77,170 indebtedness outstanding under the GenCorp Key Employee Loan Program (the Loan Program), which was approved by the Board to enable employees whose restricted stock had vested to pay taxes on the stock and retain it for as long as they remained in the employ of the Company. In March 2008, Mr. Hall paid the principal sum of $77,170 plus all accrued interest. Interest, which is calculated and payable annually, is charged at the Company’s marginal borrowing rate which for March 2008 was 5.16%. The largest principal amount of indebtedness under the program during fiscal year 2008 for Mr. Hall was $77,170. Following the enactment of the Sarbanes-Oxley Act of 2002, the Loan Program was terminated effective July 30, 2002, but outstanding loans remain in effect in accordance with their existing terms.

Tax Deductibility under Section 162(m)

Section 162(m) of the Code imposes limits on the deductibility of certain compensation in excess of $1 million paid to the CEO and other executive officers of public companies. Management and the Compensation Committee have reviewed the regulations and feel that the current compensation program and policies are appropriate. Depending upon a variety of factors (including Company performance), it is possible for one or more executive officers to surpass the $1 million dollars threshold under the executive officer compensation program. In addition, severance payments paid to certain of the former executive officers and which may be paid to other executive officers in the event of qualified terminations under the executive severance agreements may exceed the $1 million threshold. At this time, the Compensation Committee believes that accommodating the Internal Revenue Service regulations will not produce material benefits or increases in shareholder value. However, the Compensation Committee intends to review this issue regularly and may change its position in future years.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation for each of the Named Executive Officers for fiscal years 2007 and 2008.

								Non-Equity
						Stock	Options/SARs	Incentive Plan	Change in	All Other
Name and Principal Position	Year	Salary(1)		Bonus		Awards(2)	Awards(2)	Compensation(3)	Pension Value(4)	Compensation(5)	Total
Current Executive Officers

J. Scott Neish
Interim President and CEO and Vice President; and President,	2007	$304,427		—		$187,281	$60,251	$275,203	$96,602	$29,041	$952,805
Aerojet-General Corporation	2008	340,137		$350,000	(7)	135,718	(60,251)	357,000	112,505	29,603	1,264,712

Kathleen E. Redd
Vice President, Controller and Acting CFO(6)	2008	228,533		—		19,861	9,205	133,000	14,531	10,332	415,462

Mark A. Whitney
Former Senior Vice President,	2007	280,237		—		100,862	43,571	163,013	21,533	15,498	624,714
General Counsel and Secretary	2008	290,581		—		68,617	(43,571)	259,000	309,795 (9)	31,079	915,501

William M. Lau
Vice President, Treasurer	2008	225,164		—		160,650	—	100,000	253,794	12,727	752,335

Chris W. Conley
Vice President, Environmental, Health & Safety	2008	205,361		—		29,889	—	106,000	10,645	8,162	360,057

Former Executive Officers as of 11/30/08

Terry L. Hall
Former President and CEO	2007	$630,000		—		$545,065	$197,032	$567,000	$111,487	$42,903	$2,093,487
	2008	261,692	(10)	—		445,199	(197,032)	—	1,835,489	4,173,167	6,518,515

Yasmin R. Seyal
Former Senior Vice President and	2007	338,926		—		240,700	68,850	297,500 (8)	83,454	22,007	1,051,437
CFO	2008	352,374	(10)	—		185,788	(68,850)	—	1,227,401	2,445,632	4,142,345

R. Leon Blackburn
Former Vice President, Controller	2007	244,582		—		148,516	21,551	88,923	50,410	13,591	567,573
	2008	224,828	(10)	—		139,609	(21,551)	—	335,591	808,511	1,486,988

(1)	The amount reported in this column for each Named Executive Officer reflects the dollar amount of base salary earned in each listed fiscal year.

(2)	The amounts reported in these columns for each Named Executive Officer reflect the compensation costs for financial reporting purposes for the fiscal year under SFAS 123(R) without the impact of estimated forfeitures, rather than amounts paid to or realized by the Named Executive Officer for outstanding equity awards granted in and prior to fiscal year 2008. A discussion of the assumptions used in calculating these values may be found in Note 9(c) in the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2008. A description of these awards can be found under the section entitled Long-Term Incentives (Equity-Based Compensation) on page 30.

(3)	The amount reported in this column for each Named Executive Officer reflects annual cash incentive compensation, which is based on performance in each listed fiscal year. This annual incentive compensation is discussed in further detail in the Compensation Discussion and Analysis beginning on page 25.

(4)	The amount reported in this column for each Named Executive Officer reflects the aggregate increase in the actuarial present value of their accumulated benefits under all pension plans from August 31, 2007 to August 31, 2008 (the pension measurement dates for purposes of the Company’s financial statements), and from August 31, 2006 to August 31, 2007. These amounts were determined using discount rate and mortality rate assumptions consistent with those used in the Company’s financial statements. A discussion of the assumptions used for financial reporting purposes under SFAS 87, Employers’ Accounting for Pensions may be found in Note 6 in the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2008. Information regarding these pension plans is set forth in further detail under the section entitled 2008 Pension Benefits on page 39. On March 5, 2008, the Company entered into the Shareholder Agreement with Steel Partners with respect to the election of Directors for the 2008 annual meeting of shareholders and certain other related matters. As a result of the Shareholder Agreement, and the resignation of three additional Board members on May 16, 2008, all named Company headquarters employees had five years added to both age and years of service for purposes of calculating their pension benefits under the GenCorp Consolidated Pension Plan, Program B and the related non-qualified BRP Pension Plan, as appropriate. Such additional benefits resulted in a much larger aggregate increase in the actuarial present value of accumulated benefits from August 31, 2007 to August 31, 2008 for Messrs. Whitney, Lau, Hall and Blackburn and Ms. Seyal. Effective February 1, 2009, the Company has discontinued future benefit accruals under these pension plans for salaried employees, including the Named Executive Officers.

(5)	The amounts reported in this column for each Named Executive Officer include the following:

All Other Compensation

				Company
				Matching
				Contribution to
			Company	Benefits				Perquisites
			Matching	Restoration	Matching Gift			And Other
			Contribution to	Plan -	by the GenCorp	Tax		Personal
Name	Year	Severance	401(k) Plan	Savings Plan	Foundation	Gross Up		Benefits(B)		Total
Current Executive Officers

J. Scott Neish	2007		$9,813	$15,949	$—	$808		$2,471		$29,041
	2008		10,350	17,340		—		1,913		29,603

Kathleen E. Redd	2008		5,461	3,471	1,400	—				10,332

Mark A. Whitney	2007		10,125	5,373	—	—		—		15,498
	2008		10,350	10,062	3,650	—		7,017	(C)	31,079

William M. Lau	2008		9,531	1,496	1,700	—				12,727

Chris W. Conley	2008		5,401	2,761	—	—				8,162

Former Executive Officers as of 11/30/08

Terry L. Hall	2007		$10,125	$30,628	$—	$—		$2,150		$42,903
	2008	$3,927,657	10,350	26,941	—	25,666	(A)	182,553	(D)	4,173,167

Yasmin R. Seyal	2007		7,872	10,135	4,000	—		—		22,007
	2008	2,253,850	10,350	18,894	5,250	23,197	(A)	134,091	(E)	2,445,632

R. Leon Blackburn	2007		10,840	2,751	—	—		—		13,591
	2008	721,350	10,032	3,769	2,250	3,154	(A)	67,956	(F)	808,511

(A)	Amounts represent taxes on the increase in the BRP Savings and Pension Plans for fiscal year 2008.

(B)	This column includes items that are accrued or paid by the Company and will be included as compensation to the Named Executive Officer in the year the amounts are paid.

(C)	This amount represents legal fees accrued by the Company in fiscal year 2008.

(D)	This amount represents $36,574 for health insurance benefits; $15,000 for financial counseling; $3,629 for life insurance; $126,000 for outplacement services; and $1,350 for tax assistance paid or accrued by the Company.

(E)	This amount represents $3,188 for health insurance benefits; $15,000 for financial counseling; $41,081 for legal fees; $2,022 for life insurance; and $72,800 for outplacement service paid or accrued by the Company.

(F)	This amount represents $15,000 for financial counseling; $2,556 for life insurance; and $50,400 for outplacement services paid or accrued by the Company.

(6)	Effective January 21, 2009, Ms. Redd was appointed CFO of the Company.

(7)	This amount paid to Mr. Neish is in accordance with the letter agreement by and between the Company and Mr. Neish dated March 5, 2008 as part of his appointment to the position of Interim President and CEO and represents a one-time bonus for serving in this capacity. This item is discussed more fully under the section entitled Employment Agreements and Indemnity Agreements on beginning on page 43.

(8)	In January 2008, the Compensation Committee used its discretion and increased the cash bonus paid to Ms. Seyal from 72% of her base salary (reflecting certain performance targets having been met) to 85% of her base salary.

(9)	The change in pension value for Mr. Whitney includes the actuarial present value of the impact of an early retirement subsidy under the assumption of continued employment. However, Mr. Whitney left the Company on January 9, 2009. As a result, he will not be eligible for the actuarial present value of an early retirement subsidy of $55,458 for the GenCorp Consolidated Pension Plan and $42,149 for the BRP Pension Plan.

(10)	These amounts include a vacation payout of the following: Mr. Hall received $96,923; Ms. Seyal received $56,000; and Mr. Blackburn received $16,699.

2008 GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding fiscal year 2008 annual and long-term incentive award opportunities, including the range of possible payments under non-equity incentive plans.

									All Other
								Other	Option
								Stock	Awards:		Grant Date
								Awards:	Number of	Exercise or Base	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Securities	Price of	of Stock
		Non-Equity Incentive Plan			Equity Incentive Plan			Shares of	Underlying	Options/SARs	and
	Grant	Awards ($)(1)			Awards (#)(3)			Stock or	Options/	Awards	Option/SARs
Name	Date	Threshold(2)	Target	Maximum	Threshold	Target	Maximum	Units (#)	SARs (#)	($/Sh)	Awards ($)(4)

Current Executive Officers

J. Scott Neish

Annual Incentive Bonus		$—	$115,529	$385,097

Kathleen E. Redd

SARs	10-28-08								20,000	$4.25	$25,490

Annual Incentive Bonus		—	42,901	143,002

Mark A. Whitney

Annual Incentive Bonus		—	126,559	338,473

William M. Lau

Annual Incentive Bonus		—	48,958	130,934

Chris W. Conley

Annual Incentive Bonus		—	34,321	114,404

Former Executive Officers as of 11/30/08

Terry L. Hall(5)

Annual Incentive Bonus		$—	$—	$—

Yasmin R. Seyal(5)

Annual Incentive Bonus		—	—	—

R. Leon Blackburn(5)

Annual Incentive Bonus		—	—	—

(1)	Reflects the possible payout amounts of non-equity incentive plan awards that could have been earned in fiscal year 2008. See the Summary Compensation Table on page 34 for the amounts actually earned and paid out in January 2009.

(2)	If no targets are met, a bonus will not be issued.

(3)	No restricted stock grants were made to the Named Executive Officers in fiscal year 2008.

(4)	The fair value of SARs was estimated using a Black-Scholes Model with the following weighted average assumptions at the date of grant:

Expected life (in years)	8

Volatility	45%

Risk-free interest rate	3.56%

Dividend yield	0.00%

(5)	Messrs. Hall and Blackburn and Ms. Seyal left the Company before November 30, 2008 and therefore were not eligible for a pay-out under the Non-Equity Incentive Plan.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END

The following table provides information for each of the Named Executive Officers regarding stock awards, SARs, and outstanding stock options held by the officers as of November 30, 2008.

	Option/SARs Awards				Stock Awards(1)
					Service-Based		Equity Incentive
					Equity Awards		Plan Awards
								Market or
							Number of	Payout Value
	Number of	Number of			Number of		Unearned	of Unearned
	Securities	Securities			Shares or	Market Value	Shares, Units	Shares, Units
	Underlying	Underlying	Option/		Units of	of Shares or	or Other	or Other
	Unexercised	Unexercised	SARs	Option/	Stock That	Units of Stock	Rights That	Rights That
	Options/SARs	Options/SARs	Exercise	SARs	Have	That Have	Have Not	Have Not
	(#)	(#)	Price	Expiration	Not Vested	Not Vested	Vested	Vested
Name	Exercisable	Unexercisable	($)	Year	(#)	($)	(#)	($)
Current Executive Officers

J. Scott Neish

Restricted Stock					—	—	—	—

SARs	30,000	—	$13.75	2017
	21,500	—	19.34	2016
	5,000	—	18.55	2015
	3,500	—	18.71	2015

Stock Options	2,200	—	9.29	2013

Kathleen E. Redd

Restricted Stock					—	—	—	—

SARs	6,667	13,333	4.25	2018
	1,500	—	13.75	2017
	2,560	—	13.19	2016
	2,500	—	18.71	2015

Stock Options	2,666	—	9.29	2013
	1,333	—	10.85	2012

Mark A. Whitney(2)

Restricted Stock					—	—	—	—

SARs	15,000	—	13.75	2017
	15,000	—	15.11	2016
	7,500	—	19.34	2016
	5,000	—	18.51	2015

Stock Options	24,000	—	6.53	2013

William M. Lau

Restricted Stock					—	—	—	—

SARs	5,000	—	13.77	2017

Stock Options	—	—	—

Chris W. Conley

Restricted Stock					—	—	—	—

SARs	12,000		13.75	2017
	13,800		19.34	2016
	2,000		18.51	2015

Stock Options	5,000	—	7.73	2013
	5,000	—	15.43	2012
	10,000	—	10.44	2011
	7,000	—	10.13	2010

	Option/SARs Awards				Stock Awards(1)
					Service-Based		Equity Incentive
					Equity Awards		Plan Awards
								Market or
							Number of	Payout Value
	Number of	Number of			Number of		Unearned	of Unearned
	Securities	Securities			Shares or	Market Value	Shares, Units	Shares, Units
	Underlying	Underlying	Option/		Units of	of Shares or	or Other	or Other
	Unexercised	Unexercised	SARs	Option/	Stock That	Units of Stock	Rights That	Rights That
	Options/SARs	Options/SARs	Exercise	SARs	Have	That Have	Have Not	Have Not
	(#)	(#)	Price	Expiration	Not Vested	Not Vested	Vested	Vested
Name	Exercisable	Unexercisable	($)	Year	(#)	($)	(#)	($)
Former Executive Officers as of 11/30/08

Terry L. Hall(3)

Restricted Stock					—	—	—	—

SARs	100,000	—	$13.71	2017
	69,000	—	19.52	2016
	42,000	—	18.78	2015

Stock Options	100,000	—	7.73	2013
	40,000	—	9.77	2012
	30,000	—	15.43	2012
	45,000	—	10.44	2011
	40,000	—	8.19	2010
	66,316	—	12.20	2009

Yasmin R. Seyal(3)

Restricted Stock					—	—	—	—

SARs	35,000	—	13.75	2017
	23,500	—	19.34	2016
	17,000	—	18.51	2015

Stock Options	36,000	—	7.73	2013
	20,000	—	15.43	2012
	10,000	—	10.44	2011
	5,000	—	10.13	2010

R. Leon Blackburn(3)

Restricted Stock					—	—	—	—

SARs	12,000	—	13.75	2017
	5,000	—	20.25	2016

Stock Options	—	—	—

(1)	On March 5, 2008, the Company entered the Shareholder Agreement with Steel Partners with respect to the election of Directors for the 2008 annual meeting of shareholders and certain other related matters. As a result all restricted stock awards vested on this date.

(2)	Mr. Whitney left the Company on January 9, 2009. Accordingly, Mr. Whitney’s outstanding Option/SARs awards will be forfeited 90 days from this date if left unexercised.

(3)	Employees 65 years of age or older upon retirement or termination of employment do not forfeit vested Option/SARs awards. Due to the 2008 Change in Control as defined in the executive severance agreements, certain employees had five years added to both age and years of service. Accordingly, Messrs. Hall and Blackburn and Ms. Seyal are above retirement age and therefore keep their vested Option/SARs awards until their expiration date.

2008 OPTION/SARs EXERCISES AND STOCK VESTED

The following table provides information for each of the Named Executive Officers regarding stock option and SARs exercises and stock award vestings during fiscal year 2008.

	Option/SARs Awards(1)		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name of Executive Officer	(#)	($)	(#)(2)	($)(3)
Current Executive Officers

J. Scott Neish	—	—	25,000	$262,100

Kathleen E. Redd	—	—	2,000	21,180

Mark A. Whitney	—	—	13,248	140,784

William M. Lau	—	—	15,000	158,850

Chris W. Conley	—	—	6,948	73,247

Former Executive Officers as of 11/30/08

Terry L. Hall	—	—	74,248	$786,233

Yasmin R. Seyal	—	—	33,000	351,495

R. Leon Blackburn	—	—	20,000	210,475

(1)	No stock options or SARs were exercised during fiscal year 2008.

(2)	The amounts reported in this column reflect restricted stock awards that vested during fiscal year 2008.

(3)	The value realized on vesting is calculated by multiplying the number of shares by the closing market price of the Common Stock on the vesting date.

2008 PENSION BENEFITS

GenCorp Consolidated Pension Plan

The GenCorp Consolidated Pension Plan is a tax-qualified defined benefit plan covering substantially all salaried and hourly employees. Normal retirement age is 65, but certain plan provisions allow for earlier retirement. Pension benefits are calculated under formulas based on compensation and length of service for salaried employees and under negotiated non-wage based formulas for hourly employees. The formulas applicable to the Named Executive Officers are the “career average formula”, the “five-year average compensation formula”, and the “update formula.” The formula descriptions are as follows:

•	The “career average formula” provides that for each year of service prior to attainment of 35 years of service the employee will be credited 1.625% of annual compensation up to the ASSWB plus 2.0% of annual compensation in excess of the ASSWB; plus 2.0% of annual compensation after attainment of 35 years of service.

•	The “five-year average compensation formula” is the sum of (A) and (B) where (A) equals the sum of (i) 1.125% of the participant’s highest five-year average compensation up to the ASSWB, and (ii) 1.5% of such five-year average compensation in excess of the ASSWB, which sum is multiplied by the total of such years of service up to 35 years, and (B) equals 1.5% of such five-year average compensation multiplied by the total years of service in excess of 35 years.

•	The “update formula” is the sum of (A) and (B) where (A) equals the sum of (i) 1.125% of the participants highest annual average compensation over 60 consecutive months up to the ASSWB, and (ii) 1.5% of such annual average compensation in excess of the ASSWB, which sum is multiplied by the total of such years of service up to 35 years, and (B) equals 1.5% of such annual compensation multiplied by the total years of service in excess of 35 years.

The published ASSWB applicable to the plan year ended November 30, 2008 is $51,600.

Benefits Restoration Plan — Pension Plan

Total pension benefits for the Named Executive Officers are determined under a combination of the BRP Pension Plan, which is a non-qualified plan, and the GenCorp Consolidated Pension Plan. As set forth above, the GenCorp Consolidated Pension Plan is a qualified pension plan that provides pension benefits for employees, the amount of which is limited under Section 401(a)(17) or 415 of the Code (or any successor provisions). The BRP Pension Plan restores the pension plan benefits which executives and their beneficiaries would otherwise lose as a result of the limitations under Section 401(a)(17) or 415 of the Code (or any successor provisions). Retired executives’ tax-qualified benefits are funded and are paid out of the assets of the qualified plan; however, non-qualified benefits may be paid out of either the grantor trust (pre-funded) or the Company’s general assets. In accordance with the BRP Pension Plan, upon the 2008 Change in Control that resulted from the Shareholder Agreement with Steel Partners, the Company funded into a grantor trust an amount equal to the present value of the accrued pension benefits under the BRP Pension Plan for all participants in such plan as of the date of the 2008 Change in Control.

The Company amended the GenCorp Consolidated Pension Plan in January 2009, and restated the BRP Pension Plan in December 2008, to freeze future accruals under such plans. Effective February 1, 2009, the Company has discontinued future benefit accruals for salaried employees, including the Named Executive Officers. No employees will lose their previously earned and vested pension benefit, which will be paid to the employee upon retirement in accordance with the terms of these Pension Plans.

The following table provides information as of August 31, 2008 for each of the Named Executive Officers regarding the actuarial present value of their total accumulated benefit under GenCorp Consolidated Pension Plan and the BRP Pension Plan.

			Present Value	Payments
		Number of Years	of Accumulated	During Fiscal
		Credited Service	Benefit	Year 2008
Name	Plan Name	(#)(1)	($)(2)	($)
Current Executive Officers

J. Scott Neish	GenCorp Consolidated Pension Plan	6	$220,606	—
	BRP Pension Plan	6	206,053	—

Kathleen E. Redd	GenCorp Consolidated Pension Plan	6	95,900	—
	BRP Pension Plan	6	25,435	—

Mark A. Whitney(3)	GenCorp Consolidated Pension Plan	10	231,075	—
	BRP Pension Plan	10	175,620	—

William M. Lau	GenCorp Consolidated Pension Plan	6	225,254	—
	BRP Pension Plan	6	42,005	—

Chris W. Conley	GenCorp Consolidated Pension Plan	26	387,758	—
	BRP Pension Plan	26	83,355	—

Former Executive Officers as of 11/30/08

Terry L. Hall	GenCorp Consolidated Pension Plan	14	$554,539	—
	BRP Pension Plan	14	1,987,669	—

Yasmin R. Seyal	GenCorp Consolidated Pension Plan	24	574,049	—
	BRP Pension Plan	24	1,171,697	—

R. Leon Blackburn	GenCorp Consolidated Pension Plan	8	288,570	—
	BRP Pension Plan	8	119,739	—

(1)	Credited service under the GenCorp Consolidated Pension Plan and the BRP Pension Plan is determined for all participants in accordance with such plans. The credited service for Messrs. Whitney, Lau, Hall and Blackburn and Ms. Seyal includes an additional five years granted as a result of the 2008 Change in Control.

(2)	The amounts reported in this column were calculated assuming no future service or pay increases. Present values were calculated assuming no pre-retirement mortality or termination. The values under the GenCorp Consolidated Pension Plan and the BRP Pension Plan are the actuarial present values as of August 31, 2008 of the benefits earned as of that date and payable at the earliest age eligible for unreduced benefits (the earlier of age 65, or age 62 with 10 years of service). These amounts include the effect on retirement age as a result of the 2008 Change in Control. The discount rate assumption is 7.10% for the GenCorp Consolidated Pension Plan and 7.05% for the BRP Pension Plan. The post-retirement mortality assumption of the two pension plans is RP 2000 no-collar, projected to 2005. In order to determine the change in pension values for the Summary Compensation Table on page 34, the values of the GenCorp Consolidated Pension Plan and the BRP Pension Plan were also calculated as of August 31, 2007 for the benefits earned as of that date. The discount rate assumption used for both plans was 6.40%, which was the assumption used for financial reporting purposes for fiscal year 2007. Other assumptions used to determine the value as of August 31, 2007 were the same as those used as of August 31, 2008. The assumptions reflected in this footnote are the same as the ones used for the GenCorp Consolidated Pension Plan and the BRP Pension Plan for financial reporting purposes with the exception of assumed retirement age and the absence of pre-retirement mortality and termination assumptions. On March 5, 2008, the Company entered into a Shareholder Agreement with Steel Partners with respect to the election of Directors for the 2008 annual meeting of shareholders and certain other related matters. As a result of the Shareholder Agreement, and the resignation of three additional Board members on May 16, 2008, Messrs. Whitney, Lau, Hall and Blackburn and Ms. Seyal had five years added to both age and years of service for purposes of calculating their pension benefits under the GenCorp Consolidated Pension Plan and the related non-qualified BRP Pension Plan. However, Mr. Whitney left the Company on January 9, 2009, and as a result will not be eligible for the additional five years of age because he was not eligible for an early retirement subsidy at the time of termination. Effective February 1, 2009, the Company has discontinued future benefit accruals under both plans for salaried employees, including the Named Executive Officers.

(3)	The present value of accumulated benefit for Mr. Whitney includes the actuarial present value of the impact of an early retirement subsidy under the assumption of continued employment. However, Mr. Whitney left the company on January 9, 2009. As a result, he is not eligible for the actuarial present value of an early retirement subsidy of $55,458 for the GenCorp Consolidated Pension Plan and $42,149 for the BRP Pension Plan. Excluding the early retirement subsidy, the present value of accumulated benefit for Mr. Whitney would be less these amounts.

2008 NON-QUALIFIED DEFERRED COMPENSATION

Benefits Restoration Plan — Savings Plan

The BRP Savings Plan is a non-qualified plan designed to enable participants to continue to defer their compensation on a pre-tax basis when such compensation exceeds applicable Code limits. Under the BRP Savings Plan, employees who are projected to be impacted by the Code limits, may, on an annual basis, elect to defer compensation earned in the current year such as salary and certain other incentive compensation. Prior to January 15, 2009, the Company also made matching contributions in an amount equal to 100% of the participant’s contribution up to the first 3% of the participant’s eligible compensation and 50% up to the next 3% of the participant’s eligible compensation. The maximum company match was 4.5%. Participants indicate how they wish their deferred compensation and the Company matching contributions to be notionally invested among the same investment options available through the GenCorp Retirement Saving Plan. Non-qualified benefits may be paid out of either the grantor trust (pre-funded) or the Company’s general assets. In accordance with the BRP Savings Plan, upon the 2008 Change in Control the Company funded into a grantor trust, an amount equal to the present account balances of all participants under the BRP Savings Plan as of the date of the 2008 Change in Control.

The following table provides information for each of the Named Executive Officers regarding aggregate officer and Company contributions and aggregate earnings for fiscal year 2008 and fiscal year-end account balances under the BRP Savings Plan.

					Aggregate
	Executive	Company	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	Withdrawals/	November 30,
	fiscal year 2008	fiscal year 2008	fiscal year 2008	Distributions	2008
Name	($)(1)	($)(2)	($)(3)	($)	($)
Current Executives

J. Scott Neish	$30,827	$17,340	$(5,535)	$—	$147,614

Kathleen E. Redd	4,338	3,471	(21,956)	—	34,792

Mark A. Whitney	13,416	10,062	(16,284)	—	49,991

William M. Lau	1,995	1,496	(3)	—	3,488

Chris W. Conley	3,682	2,761	(10,658)	—	24,491

Former Executives as of 11/30/08

Terry L. Hall	$35,921	$26,941	$(78,017)	$(573,933)	$—

Yasmin R. Seyal(4)	25,193	18,894	(5,938)	(81,408)	82,178

R. Leon Blackburn(4)	10,820	3,769	(6,142)	—	17,344

(1)	The amounts reported in this column reflect compensation earned in fiscal year 2008 and deferred under the BRP Savings Plan.

(2)	The amounts reported in this column reflect Company matches under the BRP Savings Plan. These amounts are also included in the total amounts shown in the “All Other Compensation” column in the Summary Compensation Table on page 34.

(3)	The amounts reported in this column reflect interest credited on account holdings and the change in value of other investment holdings.

(4)	In accordance with the BRP Savings Plan, Ms. Seyal and Mr. Blackburn will receive a final payout six months after their termination date.

Employment Agreements and Indemnity Agreements

On March 5, 2008, prior to the 2008 Annual Meeting, the Board appointed Mr. Neish as interim President and CEO of the Company until such time as the Board appoints a new CEO and President. As part of that appointment, the Company entered into an agreement with Mr. Neish pursuant to which the Company agreed to pay Mr. Neish a one-time bonus in the amount of $350,000 on the earlier of (i) November 30, 2008, or (ii) the date of the appointment of a new CEO. The Company paid the bonus to Mr. Neish in December 2008. The Company also agreed that if Mr. Neish serves in the positions of interim President and CEO after November 30, 2008, the Board would determine a suitable additional bonus. This one-time bonus related to his service as the Interim President and CEO is not considered in compensation payable to Mr. Neish in the event of a qualifying termination of employment.

In addition, the Company agreed that if Mr. Neish leaves the employ of the Company or its subsidiaries on or prior to March 4, 2010, either voluntarily or involuntarily (except with cause), the Company would purchase the condominium owned by Mr. Neish located in Sacramento, California at the then prevailing fair market value.

The Company has entered into indemnification agreements with each of its Directors and the Named Executive Officers pursuant to which the Company is required to defend and indemnify such individuals if or when they are party or threatened to be made a party to any action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such individual is or was a Director and/or Named Executive Officer of the Company or any of its subsidiaries.

The Company and the Named Executive Officers (other than Ms. Redd) are also parties to executive severance agreements as discussed below.

Potential Payments upon Termination of Employment or Change in Control

Change in Control Severance Agreements

In 2006, the Company entered into change in control severance agreements with each of the Named Executive Officers (other than Mr. Lau, who entered into an agreement in 2007 and Ms. Redd, whom has not entered into a change in control agreement), which require the Company to provide compensation to such executives under certain circumstances following a change in control of the Company. The Board at that time believed that these agreements help to ensure that the executives continue to perform in their roles when a potential change in control is impending and are protected against the loss of their positions following a change in control of the Company. As discussed below, these change in control severance agreements provide payouts of severance benefits to the executives only if such executives are terminated or otherwise leave the Company for “good reason” within three years after a change in control of the Company. The change in control severance agreements provide for a severance payment in an amount equal to the executive’s base salary plus bonus multiplied by (A) a factor of three in the case of Mr. Whitney as Senior Vice President, and by (B) a factor of two in the case of Messrs. Neish, Lau and Conley.

A change in control as defined in such executive severance agreement occurred on March 5, 2008 (May 15, 2008 for Mr. Lau) as a result of the Shareholder Agreement between the Company and Steel Partners. The severance payments will become due if by March 5, 2011 (May 15, 2011 for Mr. Lau) the executive’s employment is terminated by: (1) the Company, for any reason other than death, disability or cause, or (2) the executive, following the occurrence of one or more of the following events: (i) failure to elect, reelect or maintain the executive in office or substantially equivalent office, (ii) a significant adverse change in the nature or scope of authority or duties or reduction in base pay, incentive opportunity or employee benefits, (iii) a change in circumstances following a change in control, including, without limitation, a change in scope of business or activities for which the executive was responsible prior to the change in control, (iv) the liquidation, dissolution, merger, consolidation, reorganization or transfer of substantially all of the business or assets of the Company, (v) the relocation of principal work location in excess of 30 miles, or (vi) any material breach of the agreement by the Company.

For purposes of computing an executive’s severance payment under the change in control severance agreements, base salary is the highest annual salary in effect for any period prior to a termination following the change in control, and the bonus amount is the greater of (1) the average of the annual bonus made or to be made to the executive in regard to services rendered in any fiscal year during the three immediately preceding fiscal years, and (2) 75% of the executive’s maximum bonus opportunity under the Company’s annual incentive compensation plan for the fiscal year in which the change in control occurs. No other bonuses are included in the computation of an executives termination benefits.

Upon a qualified termination of employment of the Named Executive Officers (other than Ms. Redd who is not a party to an executive severance agreement) following a change in control as noted above, the change in control severance agreements also provide for (i) the continuation of health benefits and life insurance coverage for 24 months, (ii) payment of $15,000 for financial counseling, (iii) vesting of accrued retirement benefits, (iv) payment of the amount required to cover excise taxes imposed (including any income or payroll taxes on this amount) under Section 4999 of the Code, if any, (v) payment of costs associated with outplacement services up to 20% of the officer’s base salary within 12 months of the executive’s termination date, and (vi) vesting of equity and performance awards under the 1999 Equity and Performance Incentive Plan. In addition, whether or not there is a termination of employment of the Named Executive Officers, the change in control severance agreements provide for the payment of reasonable legal fees and expenses incurred when the officer is involved in a dispute while seeking to enforce the benefits and rights provided by the agreement. All of these items will be treated as income to the employee for W-2 purposes except for the reimbursement of legal fees incurred and outplacement services. Ms. Redd is eligible for all health benefits and life insurance coverage for three months and medical and dental coverage for an additional three months after that due to normal company policy.

As a result of the 2008 Change in Control, the executive severance agreements required the Company to fund into a grantor trust on March 12, 2008, an amount equal to $34.8 million, which represents liabilities associated with the BRP Pension and Savings Plans and amounts payable to certain officers of the Company party to executive severance agreements in the event of qualifying terminations of employment following a change in control (as defined in the BRP and the executive severance agreements) of the Company. In addition, as a result of the resignation of the Resigning Directors on May 15, 2008, the Company funded an additional $0.4 million into the grantor trust on May 22, 2008. Since March 5, 2008, the date of the 2008 Change in Control, Mr. Hall, Ms. Seyal and Mr. Blackburn have left the Company and received severance payments and other benefits in accordance with the terms of the executive severance agreements. Mr. Whitney has left the Company on January 9, 2009, and his severance payment and other benefits in accordance with the terms of his executive severance agreement are expected to be paid in 2009. Ms. Seyal and Mr. Blackburn’s severance payments were funded and paid from the grantor trust. Mr. Hall’s severance payment was paid by the Company as it was not funded in the grantor trust.

Change in Control Pension Benefits

As a result of the 2008 Change in Control, all accrued benefits under the BRP Pension Plan immediately vested and were funded into a grantor trust. Such benefits will be paid as an annuity in accordance with the terms of the GenCorp Consolidated Pension Plan and the related non-qualified BRP Pension Plan.

In addition, as a result of the 2008 Change in Control, all Company headquarters employees (which includes Messrs. Whitney and Lau as of March 5, 2008 and May 15, 2008, respectively) had five years added to both age and years of service for purposes of calculating their pension benefits under the GenCorp Consolidated Pension Plan and the related non-qualified BRP Pension Plan. However, Mr. Whitney left the Company on January 9, 2009, and as a result is ineligible to receive the added five years of age because he was not eligible for an early retirement subsidy at the time of termination. Such additional benefits shall be paid to each Named Executive Officer in accordance with the terms of those plans at the same time as his or her normal accrued benefits under those plans are paid.

Treatment of Equity Awards

Equity awards made to the Named Executive Officers generally provide for the immediate accelerated vesting of the award, including stock options, SARs, time-based restricted stock and performance-based restricted stock (regardless of whether or not the performance target is ultimately met) upon a change in control of the Company regardless of whether a termination occurs. Accordingly, all unvested equity awards held by the Named Executive Officers on March 5, 2008 vested on such date. Due to the five incremental years added to both age and service, Messrs. Hall and Blackburn and Ms. Seyal will not forfeit their vested equity awards. However, Mr. Whitney will forfeit any outstanding shares 90 days after his resignation date if left unexercised.

Estimated Cost of Termination Benefits

The amount of the estimated incremental compensation and benefits payable to the Named Executive Officers assuming a qualifying termination of employment as of November 30, 2008 are shown in the table below.

		Health and
		Welfare	280G
	Cash	Benefit	Tax	Financial	Outplacement
Name	Severance	Continuation	Gross-Up	Counseling	Services	Total
J. Scott Neish(1)	$1,277,821	$26,161	$589,381	$15,000	$70,018	$1,978,381

Kathleen E. Redd	55,001	8,817	—	—	—	63,818

Mark A. Whitney	1,644,535	31,386	749,395	15,000	58,865	2,499,181

William A. Lau	651,826	13,948	269,014	15,000	45,542	995,330

Chris W. Conley	587,623	31,479	—	15,000	41,602	675,704

(1)	The Company has agreed that if Mr. Neish leaves the employ of the Company or its subsidiaries on or prior to March 4, 2010, either voluntarily or involuntarily (except with cause), the Company would purchase the condominium owned by Mr. Neish located in Sacramento, California at the then prevailing fair market value.

While the executive severance agreements provide for a gross up to the executive by the Company for any excise tax imposed by Section 4999 of the Code, by reason of being considered “contingent on a change in ownership or control” of the Company, within the meaning of Section 280G of the Code, the Company does not believe that the Shareholder Agreement with Steel Partners which resulted in the 2008 Change in Control constitutes a “change in control” as defined in the Section 280G of the Code. As stated above, as a result of the 2008 Change in Control, employees received both five years of age and service for purposes of calculating their pension benefits. This increase in benefit is reflected in fiscal year 2008 and the Named Executive Officers are not eligible for any further increase. There are no other scenarios other than a change in control in which a Named Executive Officer would get benefits above and beyond normal employee policy.

Security Ownership of Certain Beneficial Owners

The Company believes that the following table is an accurate representation of beneficial owners of more than 5% of the 58,421,774 shares of the Common Stock outstanding as of January 29, 2009. The table is based on reports of Schedule 13D and Schedule 13G filed with the SEC before February 17, 2009.

	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership		of Class
Steel Partners II, L.P.	8,034,059	(1)	13.8%
590 Madison Avenue 32nd Floor New York, NY 10022

GenCorp Retirement Savings Plans	5,075,531	(2)	8.7%
c/o Fidelity Management Trust Company 82 Devonshire Street Boston, MA 02109

Sandell Asset Management Corp.	4,720,991	(3)	8.1%
40 West 57th Street 26th Floor New York, NY 10019

GAMCO Investors, Inc.	4,428,140	(4)	7.6%
One Corporate Center Rye, NY 10580

Barclays Global Investors, NA and Barclays Global Fund Advisors	3,691,007	(5)	6.3%
45 Fremont Street San Francisco, CA 94105

Sowood Capital Management LP	2,992,400	(6)	5.1%
500 Boylston Street, 17th Floor Boston, MA 02116

Franklin Mutual Advisers, LLC	2,946,179	(7)	5.0%
101 John F. Kennedy Parkway Short Hills, CA 07078

(1)	Includes shares beneficially owned by Messrs. Lichtenstein and Henderson and various affiliated entities, including Steel Partners, SPII Master, Partners LLC and Web L.P., each of which reported sole voting power and sole dispositive power with respect to such shares. All of the foregoing information is according to Amendment No. 15 to a Schedule 13D dated January 1, 2009 and filed with the SEC on January 5, 2009. As noted in the table entitled Security Ownership of Officers and Directors on page 21 and as noted in the Steel Partners Amendment No. 15 to a Schedule 13D dated January 1, 2009, Mr. Lichtenstein beneficially owns an additional 2,250 restricted shares of stock of the Company as a Director of the Company and Mr. Henderson beneficially owns 4,000 restricted shares of stock of the Company awarded to him in his capacity as Director of the Company.

(2)	Shares held as of December 31, 2008 by Fidelity Management Trust Company, the Trustee for the GenCorp Retirement Savings Plan.

(3)	Includes shares beneficially owned by Thomas E. Sandell and various affiliated entities, including Sandell Asset Management Corp., Castlerigg Master Investments Ltd., Castlerigg International Limited and Castlerigg International Holdings Limited, each of which reported shared voting and shared dispositive power with respect to 4,720,991 shares. All of the foregoing information is according to Amendment No. 5 to a Schedule 13D dated January 2, 2009 and filed with the SEC on January 6, 2009.

(4)	Includes shares beneficially owned by Mario J. Gabelli and various affiliated entities, including Gabelli Funds, LLC and GAMCO Asset Management Inc. Gabelli Funds, LLC reported sole voting power and sole dispositive power with respect to 1,713,780 shares. GAMCO Asset Management Inc. reported sole voting power with respect to 2,659,360 shares and sole dispositive power with respect to 2,714,360 shares. Includes 231,810 shares with respect to which the reporting persons have the right to acquire beneficial ownership upon conversion of the Company’s convertible notes. All of the foregoing information is according to Amendment No. 44 to a Schedule 13D dated June 8, 2007 and filed with the SEC on June 8, 2007.

(5)	Includes shares beneficially owned by Barclays Global Investors, NA., Barclays Global Fund Advisors and Barclays Global Investors, Ltd. Barclays Global Investors, NA reported sole voting power with respect to 1,252,097 shares and sole dispositive power with respect to 1,473,792 shares. Barclays Global Fund Advisors reported sole voting power with respect to 1,657,466 shares and sole dispositive power with respect to 2,214,830 shares. Barclays Global Investors, Ltd. Reported sole vesting power with respect to 2,385 shares and sole dispositive power with respect to 2,385 shares. All of the foregoing information is according to a Schedule 13G dated February 6, 2009 and filed with the SEC on February 5, 2009.

(6)	Includes shares beneficially owned by Sowood Capital Management LP, which reported shared voting power with respect to 2,992,400 shares and shared dispositive power with respect to 2,992,400 shares. All of the foregoing information is according to a Schedule 13G dated October 10, 2006 and filed with the SEC on October 10, 2006.

(7)	Includes shares beneficially owned by Franklin Mutual Advisers, LLC, which reported sole voting power with respect to 2,946,179 shares and sole dispositive power with respect to 2,946,179 shares. All of the foregoing information is according to a Schedule 13G dated January 12, 2009 and filed with the SEC on January 15, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and certain officers and persons who own more than ten percent (10%) of the outstanding Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. The SEC also requires such persons to furnish the Company with copies of the Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms that the Company has received, the Company believes that all of its Directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 2008.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC to serve as the Company’s independent auditors for fiscal year 2009. The Audit Committee is submitting Proposal 2 to shareholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent auditors, whether or not the Company’s shareholders ratify the appointment.

Representatives of PwC are expected to be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is necessary to approve Proposal 2, the ratification of the appointment of the Company’s independent auditors. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal 2. The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of PwC unless a contrary choice is indicated.

The Board unanimously recommends a vote FOR the ratification of the appointment of PwC as the Company’s independent auditors for fiscal year 2009.

Audit Fees

The Auditors’ aggregate fees billed for fiscal years 2008 and 2007 for professional services rendered by them for the audit of the Company’s annual financial statements, the review of financial statements included in the Company’s quarterly reports on Form 10-Q, or services that are normally provided in connection with statutory audits were:

	2008	2007
	In Thousands

Audit fees	$2,905	$2,514

Audit-Related Fees

The Auditors’ aggregate fees billed for fiscal years 2008 and 2007 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees” above were:

	2008	2007
	In Thousands

Audit-related fees	$410	$95

Audit-related fees consisted principally of audits of employee benefit plans including the retirement savings plan, and system implementations for fiscal years 2008 and 2007.

Tax Fees

The Auditors’ aggregate fees billed for fiscal years 2008 and 2007 for professional services rendered by them for tax compliance, tax advice and tax planning were:

	2008	2007
	In Thousands

Tax fees	$14	$96

All Other Fees

The Auditors’ aggregate fees billed for fiscal years 2008 and 2007 for products and services provided by them, other than those reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” were:

	2008	2007
	In Thousands

All other fees	$10	$60

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Prior to engagement of the independent auditors for the next year’s audit, management will submit an aggregate of services expected to be rendered during the year for Audit, Audit-Related, Tax and Other Fees for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the fiscal year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

PROPOSAL 3
APPROVAL OF THE COMPANY’S
2009 EQUITY AND PERFORMANCE INCENTIVE PLAN

On February 11, 2009, the Board unanimously adopted a resolution declaring it advisable to approve the adoption of the Company’s 2009 Equity and Performance Incentive Plan (the Plan), which contains 500,000 shares of Common Stock available for grant thereunder. The Plan permits the grant of cash-based awards, nonqualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards. A copy of the Plan is attached hereto as Exhibit A. As of the date of this Proxy Statement, no options to purchase shares of Common Stock or other awards have been granted to any person under the Plan.

The benefits and amounts to be derived under the Plan are not determinable.

Description of the Plan

The following is a brief summary of certain provisions of the Plan, which summary is qualified in its entirety by the actual text of the Plan attached hereto as Exhibit A.

Purpose of the Plan

The Plan is intended as an incentive to attract, motivate, and retain employees and Directors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

Administration of the Plan

The Plan is to be administered by the Compensation Committee consisting of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3 and, “outside directors” within the meaning of Section 162(m) of the Code. In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more “non-employee directors,” or if there is no such Committee, then the Plan will be administered by the Board.

Subject to the other provisions of the Plan, the Committee will have the authority, in its discretion: (i) to grant cash-based awards, nonqualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards, all of which are referred to collectively as “Awards”; (ii) to determine the terms and conditions of each Award granted (which need not be identical); (iii) to interpret the Plan and all Awards granted thereunder; and (iv) to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility

The persons eligible for participation in the Plan as recipients of Awards include employees and Directors to the Company or any subsidiary or affiliate of the Company. Approximately 200 individuals are currently eligible to participate in the Plan. In selecting participants, and determining the number of shares of Common Stock covered by each Award, the Committee may consider any factors that it deems relevant.

Shares Subject to the Plan

Subject to the conditions outlined below, the total number of shares of Common Stock which may be issued pursuant to Awards granted under the Plan may not exceed 500,000 shares of Common Stock.

In the event of certain corporate events or transactions (including, but not limited to, a change in a majority of the members of the Board, the sale of all, or substantially all, of the assets of the Company or a change in the shares of the Company or the capitalization of the Company), the Committee, in its sole discretion, in order to prevent dilution or enlargement of a participant’s rights under the Plan, shall substitute or adjust, as applicable, the number and kind of shares of Common Stock that may be issued under the Plan or under particular forms of Awards, the number and kind of shares of Common Stock subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the annual Award limits, and other value determinations applicable to outstanding Awards.

Options

An option granted under the Plan is designated at the time of grant as either an incentive stock option or as a non-qualified stock option. Upon the grant of an option to purchase shares of Common Stock, the Committee will specify the option price, the maximum duration of the option, the number of shares of Common Stock to which the option pertains, the conditions upon which an option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The purchase price of each share of Common Stock purchasable under an option will be determined by the Committee at the time of grant, but may not be less than 100% of the fair market value of such share of Common Stock on the date the option is granted, provided, however, that an option granted outside the United States to a person who is a non-U.S. taxpayer may be granted with a option price less than the fair market value of the underlying shares on the date of grant if necessary to utilize a locally available tax advantage. No option shall be exercisable later than the seventh anniversary date of its grant, provided, that for options granted to participants outside the United States who are non-U.S. taxpayers, the Committee has the authority to grant options that have a term greater than seven years.

SARs

SARs will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. The term of SARs granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee, no stock appreciation right shall be exercisable later than the seventh anniversary date of its grant, provided, however, that for SARs granted to participants who are non-U.S. taxpayers, the Committee has the authority to grant SARs that have a term greater than seven years.

Restricted Stock and Restricted Stock Units

Shares of restricted stock and/or restricted stock units may be granted under the Plan aside from, or in association with, any other Award and will be subject to certain conditions and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems desirable. Except with respect to a maximum of 5% of the shares authorized under the Plan, any Awards of restricted stock and/or restricted stock units which vest on the basis of the participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three year period and any Awards of restricted stock and/or restricted stock units which vest upon the attainment of performance goals shall provide for a performance period of at least 12 months.

Performance Units/Performance Shares

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant performance units and/or performance shares to participants in such amounts and upon such terms as the Committee shall determine. Each performance unit shall have an initial value that is established by the Committee at the time of grant. Each performance share shall have an initial value equal to the fair market value of a share of Common Stock on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of performance units/performance shares that will be paid out to the participant.

Cash-Based Awards and Other Stock-Based Awards

Subject to the provisions of the Plan, the Committee may grant cash-based awards or other types of equity-based or equity-related awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Each cash-based award shall specify a payment amount or payment range as determined by the Committee. Each other stock-based award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee.

Restrictions on Transferability

The Awards granted under the Plan are not transferable and may be exercised solely by a participant during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution or as otherwise required by law. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Award contrary to the provisions set forth in the Plan will be void and ineffective and will give no right to the purported transferee.

Termination of the Plan

Unless sooner terminated as provided therein, the Plan shall terminate ten years from the date the Plan is approved by shareholders.

Amendments to the Plan

The Committee may at any time alter, amend, modify, suspend, or terminate the Plan and any evidence of Award in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, options issued under the Plan will not be repriced, replaced, or regranted through cancellation, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

Federal Income Tax Consequences

Incentive Options

Options that are granted under the Plan and that are intended to qualify as incentive stock options must comply with the requirements of Section 422 of the Code. An option holder is not taxed upon the grant or exercise of an incentive stock option; however, the difference between the fair market value of the shares of Common Stock on the exercise date will be an item of adjustment for purposes of the alternative minimum tax. If an option holder holds shares of Common Stock acquired upon the exercise of an incentive stock option for at least two years following the date of the grant of the option and at least one year following the exercise of the option, the option holder’s gain, if any, upon a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the option holder’s basis in the shares (which generally would equal the exercise price). If the option holder disposes of shares of Common Stock acquired pursuant to exercise of an incentive stock option before satisfying the one-and-two year holding periods described above, the option holder may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the option holder’s adjusted basis in the shares (generally the option exercise price); or (ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the incentive stock option.

The Company is not entitled to an income tax deduction on the grant or the exercise of an incentive stock option or on the option holder’s disposition of the shares of Common Stock after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will generally be entitled to an income tax deduction in the year the option holder disposes of the shares, in an amount equal to the ordinary income recognized by the option holder.

Nonqualified Options

In the case of a non-qualified stock option, an option holder is not taxed on the grant of such option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of the exercise. The Company is generally entitled to an income tax deduction in the year of exercise in the amount of the ordinary income recognized by the option holder. Any gain on subsequent disposition of the shares of Common Stock is long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

SARs

No taxable income will be recognized by an option holder upon receipt of a stock appreciation right and the Company will not be entitled to a tax deduction upon the grant of such right.

Upon the exercise of a stock appreciation right, the holder will include in taxable income, for federal income tax purposes, the fair market value of the cash and other property received with respect to the stock appreciation right and the Company will generally be entitled to a corresponding tax deduction.

Other Awards

A recipient of restricted stock, restricted stock units, performance shares and performance units will not have taxable income upon grant, but will have ordinary income at the time of vesting. The amount of income will equal the fair market value on the vesting date of the shares and/or cash received minus the amount, if any, paid by the recipient. A recipient of restricted stock may instead, however, elect to be taxed at the time of grant. The Company will generally be entitled to an income tax deduction for the taxable year for which the recipient includes the amount in income.

The Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those grants for which such qualification as available and for such exception is intended.

The Board unanimously recommends a vote FOR the approval of the Company’s 2009 Equity and Performance Incentive Plan.

Other Business

As of the time this Proxy Statement was printed, the Company was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy pursuant to discretionary authority conferred thereby, to vote the proxy in accordance with their best judgment on such matters.

Submission of Shareholder Proposals

Shareholders who intend to have their proposals considered for inclusion in the Company’s proxy materials related to the 2010 annual meeting of shareholders must submit their proposals to the Company no later than November 11, 2009. Shareholders who intend to present a proposal at the 2010 annual meeting of shareholders without inclusion of that proposal in the Company’s proxy materials are required to provide notice of their proposal to the Company no later than January 25, 2010. The Company’s proxy for the 2010 annual meeting of shareholders will grant authority to the persons named in the proxy card to exercise their voting discretion with respect to any proposal of which the Company does not receive notice by January 25, 2010. All proposals for inclusion in the Company’s proxy materials and notices of proposals should be sent to Chairman of the Corporate Governance Committee, c/o Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, CA 95853-7012 (overnight courier — Highway 50 & Aerojet Road, Rancho Cordova, CA 95742).

It is important that proxies be voted promptly; therefore, shareholders who do not expect to attend in person are urged to vote by either (a) using the toll-free telephone number shown on your proxy card, (b) casting your vote electronically at the web site listed on your proxy card, or (c) completing, signing, dating and promptly returning the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

KATHLEEN E. REDD
Vice President,
Chief Financial Officer
and Secretary

March 2, 2009

EXHIBIT A

GenCorp Inc.
2009 Equity and Performance Incentive Plan
Effective upon Approval by Shareholders

GenCorp Inc.
2009 Equity and Performance Incentive Plan

ARTICLE 1.

Establishment, Purpose, and Duration

1.1  Establishment.  GenCorp Inc., an Ohio corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2009 Equity and Performance Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.

The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2  Purpose of the Plan.  The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain Employees and Directors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

1.3  Duration of the Plan.  Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

ARTICLE 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1  “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the General Rules and Regulations of the Exchange Act.

2.2  “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3  “Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4  “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the General Rules and Regulations under the Exchange Act.

2.5  “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6  “Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.7  “Change in Control” means a Change in Control as defined in Article 15.

2.8  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9.  “Committee” means the Organization and Compensation Committee of the Board, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Committee shall consist of two or more directors who are Nonemployee Directors and “Outside Directors” (as such term is defined in Section 162(m) of the Code).

2.10  “Company” means GenCorp Inc., an Ohio corporation, and any successor thereto as provided in Article 18 herein.

2.11  “Consolidated Operating Earnings” means the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items.

2.12  “Covered Employee” means a Participant who is a “covered employee,” as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

2.13  “Director” means a member of the Board of Directors of the Company and/or any of its Affiliates and/or Subsidiaries.

2.14  “Effective Date” has the meaning set forth in Section 1.1.

2.15  “Employee” means any employee of the Company, its Affiliates and/or Subsidiaries.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17  “Extraordinary Items” means (i) extraordinary, unusual and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.18  “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

2.19  “Fair Market Value” or “FMV” means the last sales price reported for the Shares on the applicable date as reported on the principal national securities exchange in the United States on which it is then traded or The NASDAQ Stock Market (if the Shares are so listed), or, if not so listed, the mean between the closing bid and asked prices of publicly traded Shares in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. If, however, the required accounting standards used to account for equity Awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan such that fair value accounting for such Awards becomes required, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances.

2.20  “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Shares.

2.21  “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.22  “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.23  “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

2.24  “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.25  “Net Income” means the consolidated net income before taxes for the Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

2.26  “Nonemployee Director” has the same meaning set forth in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the United States Securities and Exchange Commission.

2.27  “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of Section 422 of the Code, or that otherwise does not meet such requirements.

2.28  “Operating Cash Flow” means cash flow from operating activities as defined in Statement of Financial Accounting Standards Number 95, Statement of Cash Flows.

2.29  “Option” means the right to purchase Shares granted to a Participant in accordance with Article 6. Options granted under this Plan may be Nonqualified Stock Options, Incentive Stock Option or a combination thereof.

2.30  “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.31  “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.32  “Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.33  “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.34  “Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.35  “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.36  “Performance Share” means an Award granted to a Participant, as described in Article 9.

2.37  “Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.38  “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.39  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.40  “Plan” means the GenCorp Inc. 2009 Equity and Performance Incentive Plan.

2.41  “Plan Year” means the Company’s fiscal year that begins December 1 and ends November 30.

2.42  “Restricted Stock” means Shares granted or sold to a Participant pursuant to Article 8 as to which the Period of Restriction has not lapsed.

2.43  “Restricted Stock Unit” means a unit granted or sold to a Participant pursuant to Article 8 as to which the Period of Restriction has not lapsed.

2.44  “Section 409A Rules” means the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder.

2.45  “Share” means a share of common stock of the Company, $.10 par value per share.

2.46  “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR and granted pursuant to the terms of Article 7 herein.

2.47  “Subsidiary” means a corporation, company or other entity (i) more than 50 percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent (50%) of the total combined voting power represented by all classes of stock issued by such corporation.

ARTICLE 3.

Administration

3.1  General.  The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2  Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Evidence of Award or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in an Evidence of Award, and, subject to Article 16, adopting modifications and amendments to the Plan or any Evidence of Award, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate. In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, Award or other acquisition under the Plan does not consist of two or more Nonemployee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board.

ARTICLE 4.

Shares Subject to the Plan and Maximum Awards

4.1  Number of Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be five hundred thousand (500,000) Shares, all of which may be Incentive Stock Options;

(b) Of the Shares reserved for issuance under Section 4.1(a) of the Plan, no more than two hundred fifty thousand (250,000) of the reserved Shares may be issued pursuant to Full Value Awards.

(c) Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued to Nonemployee Directors shall be fifty thousand (50,000) Shares, and no Nonemployee Director may receive more than ten thousand (10,000) Shares in any Plan Year.

4.2  Share Usage.  Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and any Shares so tendered shall again be available for issuance under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares, treasury Shares or a combination thereof.

4.3  Annual Award Limits.  Subject to the terms of Section 4.1 hereof and unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit,” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a) Options:  The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be fifty thousand (50,000).

(b) Incentive Stock Options:  The maximum aggregate number of Shares subject to Incentive Stock Options granted under the Plan to any one Participant shall be fifty thousand (50,000).

(c) SARs:  The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be fifty thousand (50,000).

(d) Restricted Stock or Restricted Stock Units:  The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be fifty thousand (50,000).

(e) Performance Units or Performance Shares:  The maximum aggregate Award of Performance Units or Performance Shares that any one Participant may receive in any one Plan Year shall be fifty thousand (50,000) Shares, or equal to the value of fifty thousand (50,000) Shares determined as of the date of vesting or payout, as applicable.

(f) Cash-Based Awards:  The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the value of one hundred thousand dollars ($100,000) determined as of the date of vesting or payout, as applicable.

(g) Other Stock-Based Awards.  The maximum aggregate grant with respect to other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be one hundred thousand (100,000) Shares.

4.4  Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

Except as otherwise provided by Section 162(m) of the Code, the Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 16, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 422 of the Code and the Section 409A Rules, where applicable.

ARTICLE 5.

Eligibility and Participation

5.1  Eligibility.  Individuals eligible to participate in this Plan include all Employees and Nonemployee Directors.

5.2  Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. In making this determination, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary or Affiliate, the Participant’s length of service, promotions and potential.

ARTICLE 6.

Options

6.1  Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2  Evidence of Award.  Each Option grant shall be evidenced by an Evidence of Award that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

6.3  Option Price.  The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Evidence of Award. The Option Price may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided, however, that an Option granted outside the United States to a person who is a non-U.S. taxpayer may be granted with a Option Price less than the Fair Market Value of the underlying Shares on the date of grant if necessary to utilize a locally available tax advantage.

6.4  Duration of Options.  Except as otherwise provided in Section 422 of the Code, each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and specify in the Evidence of Award; provided, however, that no Option shall be exercisable later than the seventh (7th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States who are non-U.S. taxpayers, the Committee has the authority to grant Options that have a term greater than seven (7) years.

6.5  Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and specify in the Evidence of Award, which terms and restrictions need not be the same for each grant or for each Participant. The Committee may provide in the Evidence of Award for the acceleration of the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion, in the event of a Change in Control.

6.6  Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, (i) a cashless (broker-assisted) exercise, or (ii) a reduction in the number of Shares that would otherwise be issued by such number of Shares having in the aggregate a Fair Market Value at the time of exercise equal to the portion of the Option Price being so paid.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request,

Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable and specify in the Evidence of Award, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8  Termination of Employment.  Each Participant’s Evidence of Award shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9  Transferability of Options.  Except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, no Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all Options granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. With respect to those Options, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

ARTICLE 7.

Stock Appreciation Rights

7.1  Grant of SARs.  Subject to the terms and conditions of the Plan, SARs, including Freestanding SARs, may be granted to Participants at any time and from time to time as shall be determined by the Committee.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Evidence of Award. The Grant Price may include (but not be limited to) a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a Grant Price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion to the extent consistent with the Section 409A Rules.

7.2  SAR Agreement.  Each SAR Award shall be evidenced by an Evidence of Award that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3  Term of SAR.  The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Evidence of Award, no SAR shall be exercisable later than the seventh (7th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants who are non-U.S. taxpayers, the Committee has the authority to grant SARs that have a term greater than seven (7) years.

7.4  Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes and specifies in the Evidence of Award. The Committee may provide in the Evidence of Award for the earlier exercise of Freestanding SARS in the event of a Change in Control.

7.5.  Payment of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Evidence of Award pertaining to the grant of the SAR.

7.6  Termination of Employment.  Each Evidence of Award shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.7  Nontransferability of SARs.  Except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law. Further, except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.8  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE 8.

Restricted Stock and Restricted Stock Units

8.1  Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall represent the right of a Participant to receive payment upon the lapse of the Period of Restriction.

8.2  Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Evidence of Award that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3  Transferability.  Except as provided in this Plan or an Evidence of Award, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Evidence of Award (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Evidence of Award or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Evidence of Award or at any time by the Committee.

8.4  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 4.1(a), any Awards of Restricted Stock or Restricted Stock Units which vest on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Awards of Restricted Stock or Restricted Stock Units which vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months. The Committee may provide in the Evidence of Award for immediate vesting of Restricted Stock or Restricted Stock Units, in whole or in part, in the event of a Change in Control.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5  Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend as determined by the Committee in its sole discretion.

8.6  Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Evidence of Award, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7  Termination of Employment.  To the extent consistent with the Section 409A Rules, each Evidence of Award shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9.

Performance Units/Performance Shares

9.1  Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2  Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion as described in Section 11.4 which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3  Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4  Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Evidence of Award. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Evidence of Award pertaining to the grant of the Award.

9.5  Termination of Employment.  To the extent consistent with the Section 409A Rules and Section 162(m) of the Code, each Evidence of Award shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.6  Nontransferability.  Except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law. Further, except as otherwise provided in a

Participant’s Evidence of Award or otherwise at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 10.

Cash-Based Awards and Other Stock-Based Awards

10.1  Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2  Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3  Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may design Cash-Based Awards and Other Stock-Based Awards to qualify as Performance-Based Compensation and may design Cash-Based Awards and Other Stock-Based Awards to not qualify as Performance-Based Compensation. If the Committee exercises its discretion to establish Cash-Based Awards and Other Stock-Based Awards as Performance-Based Compensation, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Measures are met.

10.4  Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or a combination thereof, as the Committee determines.

10.5  Termination of Employment.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6  Nontransferability.  Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

ARTICLE 11.

Performance Measures

11.1  Performance Measures.  Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Measures:

(a) Net earnings or net income (before or after taxes and interest/investments);

(b) Earnings per share;

(c) Earnings per share growth;

(d) Net sales growth;

(e) Net earnings or net income growth (before or after taxes and interest/investment);

(f) Net operating profit;

(g) Return measures (including return on assets, capital, equity, or sales);

(h) Cash flow (including operating cash flow , free cash flow, and cash flow return on capital);

(i) Earnings before or after taxes, interest, depreciation, and/or amortization;

(j) Gross or operating margins or growth thereof;

(k) Productivity ratios;

(l) Share price (including growth measures and total shareholder return);

(m) Expense targets;

(n) Operating efficiency;

(o) Customer satisfaction;

(p) Revenue or Revenue growth;

(q) Operating profit growth;

(r) Working capital targets;

(s) Economic value added;

(t) Real estate management objectives;

(u) Sale or disposition of assets; and

(v) Acquisition of key assets.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (l) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

11.2  Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

11.3  Adjustment of Performance-Based Compensation.  The terms of Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be modified, except to the extent that after such modification the Award would continue to constitute Performance-Based Compensation. The Committee shall retain the discretion to reduce the amount of any payment under an Award that is designed to qualify as Performance-Based Compensation that would otherwise be payable to a Covered Employee, either on a formula or discretionary basis or any combination, as the Committee determines.

11.4  Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and may base vesting on Performance Measures other than those set forth in Section 11.1.

ARTICLE 12.

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 13.

Deferrals

To the extent permitted by the Section 409A Rules, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, consistent with the Section 409A Rules.

ARTICLE 14.

Rights of Participants

14.1  Employment.  Nothing in the Plan or an Evidence of Award shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

14.2  Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3  Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 15.

Change in Control

15.1  Change in Control.  For purposes of this Plan, a “Change in Control” shall mean the occurrence during the term of any of the following events:

(a) A majority of the individuals constituting the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction; or

(b) All or substantially all (meaning having a total gross fair market value at least equal to 40% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions) of the assets of the Company are acquired by a Person (during a twelve-month period ending on the date of the most recent acquisition by such Person); or

(c) The Company is merged, consolidated, or reorganized into or with another corporation or entity during any twelve-month period, with the result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the surviving, resulting or acquiring corporation or entity are beneficially owned (as that term is defined in Rule 13-d3 under the Exchange Act) by the shareholders of the Company immediately prior to the completion of the transaction, or

(d) Any Person (other than the Company, its Affiliates, its Subsidiaries, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company) acquires or has become, during the twelve-month period ending on the date of the most recent acquisition by such Person, the Beneficial Owner of securities representing 30% or more of the combined voting power of the then-outstanding voting securities of the Company.

ARTICLE 16.

Amendment, Modification, Suspension, and Termination

16.1  Amendment, Modification, Suspension, and Termination.  Subject to Section 16.3 and 16.4, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Evidence of Award in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

16.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments, consistent with Section 162(m) of the Code and the Section 409A Rules, in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

16.3  Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Evidence of Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award except as required under the tax laws.

16.4  Compliance with the Section 409A Rules.  It is the intention of the Board that the Plan comply strictly with the Section 409A Rules and the Committee shall exercise its discretion in granting Awards hereunder (and the terms of such grants), accordingly. The Plan and any grant of an Award hereunder may be amended from time to time as may be necessary or appropriate to comply with the Section 409A Rules.

ARTICLE 17.

Withholding

17.1  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2  Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 18.

Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19.

General Provisions

19.1  Forfeiture Events.

(a) The Committee may specify in an Evidence of Award that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

19.2  Legend.  The certificates for Shares may include any legend, which the Committee deems appropriate in its sole discretion to reflect any restrictions on transfer of such Shares.

19.3  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.4  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option. Such provision, however, shall remain in effect for other Options and there shall be no further effect on any provision of this Plan.

19.5  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.6  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.7  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.8  Investment Representations.  The Committee may require any person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

19.9  Employees Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which Employees and/or Nonemployee Directors outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees and/or Nonemployee Directors outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.9 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

19.10  Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.11  Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

19.12  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.13  Retirement and Welfare Plans.  Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

19.14  Nonexclusivity of the Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

19.15  No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

19.16  Governing Law.  The Plan and each Evidence of Award shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Evidence of Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Ohio, to resolve any and all issues that may arise out of or relate to the Plan or any related Evidence of Award.

Dear Shareholder:
The annual meeting of shareholders of GenCorp will be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York on March 25, 2009 at 9:00 a.m. local time. At the meeting, shareholders will elect directors, ratify the appointment of the independent auditors of the Company for the fiscal year ending November 30, 2009, approve the 2009 Equity and Performance Incentive Plan and transact such other business as may properly come before the meeting. It is important that your shares be represented at the meeting. Whether or not you plan on attending the meeting, please review the enclosed proxy materials and vote your shares as described on the back of this card.
James R. Henderson
Chairman of the Board
YOUR VOTE IS IMPORTANT!
▼ PLEASE DETACH PROXY CARD HERE ▼
PROXY FOR HOLDERS OF COMMON STOCK
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y
The undersigned hereby appoints J. Scott Neish and Kathleen E. Redd, and each of them, his or her proxy, with the power of substitution, to vote all shares of Common Stock of GenCorp which the undersigned is entitled to vote at the annual meeting of shareholders to be held at Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York on March 25, 2009 at 9:00 a.m. local time, and at any adjournments or postponements thereof, and appoints the proxyholders to vote as directed below and in accordance with their sole judgment on matters incident to the conduct of the meeting and on such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL OF THE BOARD’S NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3, AND IN ACCORDANCE WITH THE PROXYHOLDERS’ SOLE JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

(Continued and to Be Signed On Reverse Side.)
PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY.

YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of GenCorp Inc.
common stock for the upcoming Annual Meeting of Shareholders.
PLEASE REVIEW THE PROXY STATEMENT
AND VOTE TODAY IN ONE OF THREE WAYS:
1.	Vote by Telephone—Call toll-free in the U.S. or Canada at 1-866-814-2810, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1341. Please follow the simple instructions.
OR
2.	Vote on the Internet—Access https://www.proxyvotenow.com/gen and follow the simple instructions. Please note, you must type an “s” after http.

You may vote by telephone or on the Internet 24 hours a day 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.
OR
3.	Vote by Mail—If you do not wish to vote by telephone or on the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: GenCorp Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10126-2377.
▼ PLEASE DETACH PROXY CARD HERE ▼
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	Election of directors	FOR ALL	WITHHOLD FOR ALL	EXCEPTIONS*	2.	Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.	FOR	AGAINST	ABSTAIN
	01 — Thomas A, Corcoran	☐	☐	☐			☐	☐	☐
02 — James R. Henderson
	03 — Warren G. Lichtenstein				3.	Approval of the 2009 Equity and Performance Incentive	FOR	AGAINST	ABSTAIN
	04 — David A. Lorber					Plan.	☐	☐	☐
05 — James H. Perry
	06 — Martin Turchin					To change your address, please mark this box and note changes to the left.			☐
07 — Robert C. Woods
						I plan to attend the meeting.			☐

* INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.						Date , 2009 Signature
Exceptions						Signature (if jointly held)

Title

NOTE: Please sign your name exactly as it appears on this Proxy. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
PLEASE SIGN, DATE AND RETURN THE PROXY CARD TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.